As filed with the Securities and Exchange Commission on March 4, 2004

                                                                CIK:  0001035270
                                                     Registration No. 333-104810

                       ==================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                        PRE-EFFECTIVE AMENDMENT No. 9 to

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                    Cornerstone Ministries Investments, Inc.
                 (Name of small business issuer in its charter)

            Georgia                                       58-2232313
  (State or jurisdiction of               (I.R.S. Employer Identification No.)
incorporation or organization)

                                      6531
                          (Primary Standard Industrial
                           Classification Code Number)

                         2450 Atlanta Highway, Suite 904
                             Cumming, Georgia 30040
                                  678.455.1100
          (Address and telephone number of principal executive offices and principal place of business)

          Cecil A. Brooks, Chairman, President, Chief Executive Officer
                    Cornerstone Ministries Investments, Inc.
                         2450 Atlanta Highway, Suite 904
                             Cumming, Georgia 30040
                                  678.445.1100
               (Name, address and telephone of agent for service)

                                -----------------

                                   Copies to:
                                   Drew Field
                              25263 Flanders Drive
                                Carmel, CA 93923
                                  831.626.8134

                                -----------------

        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement


                         CALCULATION OF REGISTRATION FEE

  Title of each                      Dollar                   Proposed maximum            Proposed maximum
class of securities               Amount to be                offering price           aggregate offering              Amount of
 to be registered                 registered                 per certificate                   price               registration fee
------------------------------------------------------------------------------------------------------------------------------------
Certificates of Indebtedness      $40,000,000                     $500.00                  $40,000,000                      --
Common Stock, $.01 par value       11,375,000                        6.50                   11,375,000                      --
                                  -----------                                              -----------                --------
                      Totals      $51,375,000                                              $51,375,000                     $--

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: X

================================================================================

                    CORNERSTONE MINISTRIES INVESTMENTS, INC.
            Cross-reference Sheet Showing Location in Prospectus of:

                  PART I -- INFORMATION REQUIRED IN PROSPECTUS

         Form SB-2 Item Number and Caption                   Caption in Prospectus
-------------------------------------------------         ----------------------------------------
  1. Front of Registration Statement and
        Outside Front Cover of Prospectus ........        Outside Front Cover Page of  Prospectus
  2. Inside Front and Outside Back Cover
        Pages of Prospectus ......................        Inside Front Cover Page of Prospectus
  3. Summary Information and Risk Factors ........        Prospectus Summary; Risk Factors
  4. Use of Proceeds ............................         Use of Proceeds
  5. Determination of Offering Price  ...........         Plan of Distribution
  6. Dilution ...................................         Not applicable
  7. Selling Security Holders ...................         Not applicable
  8. Plan of Distribution .......................         Plan of Distribution
  9. Legal Proceedings ..........................         Business
 10. Directors, Executive Officers, Promoters
        and Control Persons .....................         Management
 11. Security Ownership of Certain Beneficial
        Owners and Management ...................         Principal Shareowners
 12. Description of Securities ..................         Description of Securities
 13. Interest of Named Experts and Counsel ......         Not applicable
 14. Disclosure of Commission Position on                 Management -- Indemnification of
        Indemnification for Securities Act ......         Officers and Directors
 15. Organization Within Last Five Years ........         Not applicable
 16. Description of Business ....................         Prospectus Summary; Risk Factors;
                                                          Business; Certain Transactions
 17. Management's Discussion and Analysis                 Management's Discussion and Analysis
        of or Plan of Operation .................         Financial  Condition  and Results of Operations
 18. Description  of   Property .................         Business  -  Facilities
 19. Certain Relationships and Related
       Transactions .............................         Certain   Transactions
 20.  Market for Common Equity and Related
        Stockholder Matters .....................         Risk Factors; Future Resale of Securities
 21. Executive Compensation .....................         Management: Executive Compensation
 22. Financial Statements  ......................         Index to Financial Statements
 23. Changes In and Disagreements With
        Accountants on Accounting and
        Financial Disclosure ....................          None

          $40,000,000 of 8.25% FIVE YEAR BONDS AND GRADUATED RATE BONDS
                        1,750,000 SHARES OF COMMON STOCK

                                   Cornerstone
                                   Ministries
                                Investments, Inc.

                                ----------------

We are offering two different bonds, which are also called certificates of indebtedness. We are also offering shares of our common stock. These offerings are described in the prospectus summary on page 3. The net proceeds from these offerings will be used to finance churches and related nonprofit faith-based schools, senior housing, affordable housing, student housing and daycare facilities.

We do not expect that there will be any trading market for the bonds. The shares have been approved for listing on the Chicago Stock Exchange, under the symbol "IHN". There will not be any trades on the Exchange until we have 500 public beneficial shareholders.

We are offering these securities directly to investors. Our president will participate in the sale of these bonds and shares, in reliance upon Rule 3a4-1 under the Securities Exchange Act of 1934. Selected brokers will also sell bonds and shares as our agents. Wellstone Securities LLC will be the lead underwriter

The offering will end when all these securities have been purchased or earlier, if we decide to close the offering, but not later than September 30, 2005. There is no requirement that a minimum amount must be sold and no arrangement to place the funds in escrow, trust or similar account. The minimum investment is $500 for bonds and $100 for shares.

                                ----------------

   These securities are not insured or guaranteed by any governmental agency.

                                ----------------


  See "Risk Factors" beginning on page 4 for risks particular to this offering.

                                ----------------

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the shares or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               Public       Broker-dealer
                              Offering       Commissions        Proceeds
                                Price          and Fees      to Cornerstone
---------------------------------------------------------------------------
8.25% five-year bonds      $       500.00   $       25.00   $       475.00
Graduated rate bonds       $       500.00   $       25.00   $       475.00
Per Share                  $         6.50   $        0.325  $         6.175
---------------------------------------------------------------------------
    Total                  $51,375,000      $2,568,750      $48,806,250
===========================================================================

                The date of this Prospectus is ____________, 2004

We have not authorized anyone to give you any information or make any representation that is not in this prospectus. The information in this prospectus is current and correct only as of the date of this prospectus, regardless of the time of its delivery or of any sale of the certificates. We are offering to sell, and seeking offers to buy the certificates only in jurisdictions where offers and sales are permitted.


                             -----------------------


                                TABLE OF CONTENTS

                                                        Page                                                   Page
                                                        ----                                                   ----
Prospectus summary ..................................      3   Certain transactions .........................    28

Risk factors .........................................     4   Principal shareowners ........................    29

Note about forward-looking statements ................     6   Description of securities ....................    29

Use of proceeds ......................................     7   Future resale of securities ..................    32

Recent developments ..................................     7   Plan of distribution .........................    32

Management's discussion and analysis of financial              Legal Matters ................................    33
   condition and results of operations ...............     8
                                                               Experts ......................................    33
Business .............................................    16
                                                               Available Information ........................    34
Management ............................................   25
                                                               Index to financial statements ................    34

                             -----------------------

--------------------------------------------------------------------------------
                               Prospectus summary

          This summary highlights key information from this prospectus. To understand this offering fully, please read the entire prospectus carefully, including the risk factors and the financial statements.

Our business

Cornerstone Ministries Investments, Inc. finances land and buildings for churches and other nonprofit faith-based schools, senior housing, affordable housing and daycare facilities. We began operations in 1985 as Presbyterian Investors Fund, Inc., a nonprofit corporation. Cornerstone Ministries Investments, Inc. was organized as a for profit corporation in 1996. The two were merged in December 2000. At September 30, 2003, we owned $79,355,861 in real estate loans and joint venture investments, of which 53% were for senior housing facilities, 30% for community housing and 17% for churches. Nearly 70% of our revenues in the first nine months of 2003 came from two nonprofit organizations. Funding has come from $84,122,059 in bonds, $6,512,197 in mortgage participations and $3,579,663 in shares of common stock and retained earnings. Our loans earn 10% annual interest. They are for one-year terms and we collect fees for making or renewing a loan. Our bonds have an interest cost of 7% to 9%, plus our selling costs. All of the net proceeds of this offering will be used for making loans. The margin, between interest and fees on our loans and interest and selling costs on our bonds, pays our operating costs and provides retained earnings for payment of any dividends.


Our objectives

Our goal is to help churches and other nonprofit organizations buy or build the facilities they need to carry out their missions and goals. Our loans are in smaller amounts, and to groups in an earlier stage of development, than loans from conventional sources. We use our own funds, often together with financing from banks or other investors. Where there is no suitable existing building, we may assist in developing a new facility for a qualified candidate. We are not long-term lenders in these properties. Rather, we seek to provide basically a bridge to qualification for conventional financing.

This offering of bonds and shares of common stock

This prospectus offers two different types of securities. The bonds require us to pay investors interest at a fixed rate and to return invested principal on the agreed date. Recourse in the event of default is as a general creditor, through the bond trustee. Our common stock is equity ownership, with no required payments. Any return to shareowners would be from any dividends our directors decide to pay, if earnings and cash are available, and from any resale of the shares to other investors. Recourse in the event of our liquidation is to any assets remaining after payment to creditors.


Payment of interest, principal and dividends

This chart summarizes the interest rates and principal repayment dates for the two types of bonds offered:

  Bond              Annual percentage                     When  principal
  type              rate of interest                    is due to be repaid
---------      --------------------------        -------------------------------
Five-year                8.25%                   At the five-year maturity date
Graduated      6.25%, increasing to 8.25%        Any anniversary of purchase, on
                                                      10 days' notice

The description of securities section of this prospectus explains how interest is calculated and paid, when principal may be repaid before the due date and other terms of the bonds.

For the past four years, we have been paying cash dividends on our common stock, at annual rates of 10% to 10.5% on the $6.50 share purchase price. Dividend payments in the future will depend upon our having sufficient net income and cash, and a decision by our board of directors.

How to buy bonds or shares

You can fill out the order form and return it with your check for the amount of your investment. You can also purchase bonds or shares from any of the securities broker-dealers who are our sales agents for this offering. The minimum investment is $500 for bonds and $100 for shares.
How you can communicate with us

How you can communicate with us

Our office is at 2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040. Our telephone number is (678) 455-1100 and our fax number is (678) 455-1114.


                                                                               3
--------------------------------------------------------------------------------

                             Risk factors

If payments to us are delayed or uncollectible, we may not be able to pay investors on time. The ability of any borrower to make the loan payments is dependent on the continuing strength of its contributions and income. To the extent that a church or project suffers a decline in contributions or income from ministries, it may be unable to meet its loan obligations. It is our practice for some loans to have limited personal guarantees in which each individual guarantor pledges a maximum of $5,000. We may have difficulty suing individuals to force their compliance with the guarantee agreement and may have to take a loss on the loan.

We could become unable to pay current interest, dividends or principal repayments if we have to take over property for nonpayment and resell it. Each borrower on our loans must demonstrate an ability to pay interest and repay the principal in cash, in accordance with the loan terms. We also have a mortgage on the borrower's real estate, to secure these payments. If a borrower is unable to pay its loan and we must take over the property, we may find it difficult to find a buyer for the property at a price that will not result in our losing money. Many of the properties will be designed specifically to meet certain needs and would be of limited use to other buyers. We rely upon professional appraisers for their evaluation of the amount at which we could sell the property. However, a foreclosure sale could result in a much lower price, because of the property's condition, general market conditions or factors beyond our control.

If we must foreclose on a loan, we could also lose money because of the time and cost it could take to sell the property. The particular purposes for which our borrowers use property may make it more difficult than with other types of real estate to take possession, to repair the building, to find a buyer, or to maintain and protect the property. In the event of a foreclosure, property may not sell for its appraised value, if the appraised value is based on its special purpose. There is a very limited market for church property.

We could lose income, or suffer loss on sale of a property, if an uninsured event happened. We require comprehensive liability, fire, flood and extended insurance coverages on all buildings that secure our loans. However, insurance is often not available for certain types of losses, such as riots, acts of war, floods or earthquakes.

We may incur liability under environmental laws, to an extent that keeps us from making current payments to investors. Various federal, state and local laws make property owners and lenders pay the costs of removal or remediation of certain hazardous substances released on a property. They often impose a penalty without regard to whether an owner, operator, or lender knew of, or was responsible for, the release of hazardous substances. The presence of, or failure to properly remediate, hazardous substances can hurt occupancy of the contaminated property, the ability to operate it as intended and the ability to sell or borrow against it. The presence of hazardous wastes could also result in personal injury or similar claims by private plaintiffs. We require a transaction screen, appraisal or on-site inspection for every property on which we make a loan. If we then decide it is necessary, we have a Phase I environmental site assessment performed, to identify potential contamination for which an owner or lender may be responsible and to assess the status of regulatory compliance.

There may be unexpected regulatory compliance costs that would lower our cash flow to pay interest, dividends and principal. The properties we finance are subject to various other regulations from federal, state, and local authorities. Examples of regulatory changes that could mean unexpected compliance costs include construction and retrofit requirements to protect against perceived safety and health hazards, or to permit use by defined segments of the public, zoning changes that limit the use of properties, or local impact fees and assessments, as well as the unintended consequences of laws intended to protect against predatory lending or new tax and accounting rules. If we or the property operator fail to comply with these regulations, it could result in a fine and the award of damages to private plaintiffs. If it took a significant amount of money to bring a property into compliance, the borrower could be unable to make its payments.

We lend in smaller amounts, to borrowers in earlier stages of development, than conventional lenders. Our loans are more costly to administer and may have higher risks of nonpayment than loans made by conventional lenders. Banks and insurance companies generally require borrowers to have at least three years of operating history, with annual receipts of at least $200,000. We lend to churches that have been in existence at least one year, have 100 or more members and $125,000 of receipts. Our costs of administering loans requires us to charge higher loan fees and interest rates. Lack of operating history generally means higher risk.

Because our loan portfolio has grown rapidly, many of our loans may be too new to reveal possible losses. We would incur losses on loans if a borrower did not make payments on a timely basis, we took steps to enforce payment and then foreclosed on the property securing the loan and were unable to recover the amount of our loan and accrued interest. Our past experience in delinquent loans does not necessarily predict the future for the loans we have recently made and will make with the proceeds of this offering.

A delay or inability to refinance a single loan could reduce our cash flow below our ability to pay interest and principal on our certificates or dividends on our common stock. The amount of one loan for developing a housing ministry could be a significant percentage of our total loans receivable, before that loan is repaid from long-term financing.

Most of our current revenue comes from two borrowers, so that any failure by them in making current payments could create serious cash flow problems for us. In the first nine months of 2003, approximately 52% of our revenues came from interest, fees and mortgage participation gains on loans to Senior Housing
Services, Inc. and approximately 18% came from interest and fees on loans to Wellstone Housing Corporation. Any adverse developments for these borrowers, which made them unable to make timely payments to us, could keep us from paying interest and principal on our bonds and any dividends on our common stock.

Our negative retained earnings, if continued or magnified, could strain our ability to pay interest and dividends. The company had negative retained earnings in the years 2000 and 2001 and through June 30, 2003, because we paid more in dividends in those periods than we earned. If we were to have losses, or to pay more dividends than we earn in the future, we could impair our ability to pay interest on our bonds unless we raised additional equity, which we might not be able to do.

We could be unable to repay our debt when due, because we did not have enough cash. We receive cash from loan repayments, fees earned and from sale of common stock and bonds. We use cash in making loans and to repay our bonds. This is a schedule of the years of maturity and amounts of our certificates outstanding at September 30, 2003:

Year of Maturity           Amount Due
----------------           ----------
      2003                 $4,376,508
      2004                 $5,671,876
      2005                 $4,862,921
      2006                $10,815,667
      2007                $35,719,074
      2008                $18,268,052
                          -----------
Total principal           $79,714,098
                          ===========

From May 23, 2003 until the date of this prospectus, we did not have any common stock or bonds registered for sale. During that period, cash for repayment of maturing bonds came from loan repayments and net income. We expect to pay all amounts which come due in 2004, using cash inflow from maturing loans and net cash inflow from sales and redemptions of our certificates. However, we must balance the amount of cash we have at any moment with the amount that we need. This task is difficult because, if we keep too much cash in reserve, we will not earn sufficient income to pay interest on our debts or earn income for our shareowners. If we keep too little cash available, we might default on our obligations. We believe that most certificate owners will purchase new certificates to replace matured ones, so we will not have to send them cash. This may not be what happens and we may be unable to repay all of the maturing principal when due. If we cannot pay the certificates, we would have to try finding other financing or selling some of our assets.

We may have to pay interest from our shareowners' equity if our loan fee and interest income are not enough. We are highly leveraged. That is, on September 30, 2003, we had about 23.5 times more in certificate debt than we had in shareowners' equity. Payments of interest and principal on the debt are required, whether or not we are current in collecting from our loans or investments. Our interest expense and most other expenses of operation are fixed and will be incurred without regard to our revenues from interest and fees.

Payment of dividends to shareowners could keep us from making payments on certificates. Any future losses from our operations would first be charged against shareowners' equity, including retained earnings. Dividends reduce our shareowners' equity, leaving a lesser amount to absorb losses before we would become unable to make payments to certificate holders when due.

Only a part of the shares and certificates offered may be sold, which could lower our future income for payments to investors. Both our certificates and our shares are being sold on a best efforts basis. That means that we, and selected broker-dealers, will use our best efforts to locate investors. No individual or company is guaranteeing to invest any specific amount of money. There is no way for us to predict how much will be purchased. To the degree that we sell fewer certificates than offered, our fixed expenses will be a larger part of our income and will lower the potential income to pay interest and dividends.

The concurrent securities offering by our related company may limit our ability to sell the maximum in this offering. We own all of the common stock of Wellstone Communities Inc., which is a business similar to ours. Wellstone Communities Inc. will be offering $50,000,000 of its convertible preferred stock during the same time as our offering of bonds and common stock. The markets for these securities are similar and some investors may choose not to invest with us, or to invest a lesser amount, because they are purchasing Wellstone Communities Inc. securities.

Shareowners will receive dividends only to the extent that the board of directors decides to pay them. We have paid dividends since 1999 and presently intend to continue them, subject to sufficient profitability and retained earnings. Our board of directors will evaluate the timing and amount of any dividends, based on factors including the cash available for distribution, economic conditions, applicable laws and other facts and circumstances that they think are important to a dividends decision.

There is no public market for the bonds. There is no trading market for the bonds and it is unlikely that one will develop. The bonds will not be listed on any exchange and will not be qualified for quotation on Nasdaq. It may be impossible for you to recoup your investment in the 8.25% five-year bonds prior to their maturity. You could recoup your investment in the graduated rate bonds only by redemption in accordance with their terms.

Investing in common stock involves more risk than investing in bonds. Unlike bonds, common stock does not pay interest and does not have any required return of the amount invested. In the event of bankruptcy or liquidation, owners of common stock would not receive anything until all creditors, including bond owners, had first been paid in full.

If we lose the services of our two principal officers, our business may suffer. Both our chief executive officer, Cecil A. Brooks, and our chief operating officer, John T. Ottinger, have over 17 years managing faith-based, nonprofit property financing. Our business is specialized and it is difficult to find, train and keep qualified people. Only in the last two years has growth allowed us to begin hiring additional management. Neither we nor Cornerstone Capital Advisors, Inc. have employment agreements or any key person life insurance

                      Note about forward-looking statements

Some of the statements made in this prospectus, including those relating to expectations for the sale of securities in this offering and the performance of our lending operations, are forward looking and are accompanied by cautionary statements identifying important factors that could cause actual results to differ.

                                 Use of proceeds

The gross proceeds from this offering will be $51,375,000, assuming all of the certificates and shares are sold. After payment of the maximum possible $2,568,750 in commissions and the estimated $120,000 in offering expenses, the net proceeds would be $48,686,250. All of the net proceeds, whether from sale of bonds or from shares of common stock, will be used to finance churches and related nonprofit faith-based schools, senior housing, affordable housing, student housing and daycare facilities. All decisions about investments in specific loans will be made by a majority vote of the board of directors, which must include a majority of the independent directors. The following table shows this information, in dollars and percentages of the amount received, assuming different amounts of the offering are sold:

                                                       Percentage of offering sold*
                                    -----------------------------------------------------------------------
                                       10% of offering        50% of offering        100% of offering
                                    ---------------------  ---------------------  -------------------------
                                       Amount        %        Amount       %        Amount          %
                                    -----------   -------  -----------  --------  -----------   -----------
Amount received from sales .......   $5,137,500     100%   $25,687,500     100%   $51,375,000         100%
Maximum commissions payable ......      256,875       5%     1,284,375       5%     2,568,750           5%
Estimated other offering expenses.      120,000       2.3%     120,000       0.5%     120,000           0.2%
                                     ----------     -----  -----------     -----  -----------         ----
Net amount, used to make loans....    4,760,625      92.7%  24,283,125      94.5%  48,686,250          94.8
                                     ==========     =====  ===========     =====  ===========         ====

* Thenumber of shares and amount of notes sold is assumed to be: 175,000 shares and $4,000,000 of notes at 10% of the offering, 875,000 shares and $20,000,000 of notes at 50% of the offering, 1,750,000 shares and $40,000,000 of notes at 100% of the offering.

All of the net amount of proceeds, at any percentage of the offering sold, will be used to make loans and none will be used to pay principal or interest on our bonds, to pay our operating expenses or any other purpose. Before the proceeds are used to make loans, they will be invested in interest bearing bank accounts at a major regional or money center bank.

                               Recent developments

A comparison of our preliminary balance sheet as of December 31, 2003 to our audited December 31, 2002 balance sheet is as follows:
                                    12/31/2003       12/31/2002
                                    -----------     -----------
Total Assets                        $94,728,000     $71,776,839
Total Liabilities                   $91,497,000     $68,617,368
Total Shareholders' Equity           $3,231,000      $3,159,471

Our preliminary results of operations for the quarter and year ended December 31, 2003 compared to our audited 2002 results are as follows:

                                        December 31, 2003                December 31, 2002
                                  ----------------------------     ----------------------------
                                  Quarter Ended     Year Ended     Quarter Ended    Year Ended
                                   ------------     -----------    -------------    -----------
Total revenues                     $ 2,822,863      $10,923,548     $ 2,588,505     $ 6,909,340
Total expenses                       3,183,520       10,357,402       2,023,478       6,172,528
Income (loss) before taxes            (360,657)         566,146         565,027         736,812
Income tax provision (benefit)        (180,812)          87,266         176,394         124,204
Net income (loss)                 ($   179,845)     $   478,880     $   388,633     $   612,608

In the fourth quarter of 2003, as part of our regular loan grading and risk assessment process, we charged $375,000 in loan loss expense to operations and increased our allowance for real estate loan losses to $375,000 from $0 as of December 31, 2002. Prior to the fourth quarter, we had never recognized an allowance for loan loss. The allowance for loan loss increase was due to an increase in our family housing development loan portfolio's relative credit risk, which was caused by slower than expected new home sales in the fourth quarter. The slow down in new home sales is due to slower than expected growth in the U.S. economy. As of December 31, 2003 and 2002, our real estate loan loss allowance as a percent of total outstanding real estate loan principal is approximately .8% and 0%, respectively.

The Board of Directors declared a $.325 per share common stock dividend for shareholder's of record as of December 31, 2003. The dividend was paid in cash on January 15, 2004 and totaled $169,087.

                     Management's discussion and analysis of
                  financial condition and results of operations


Selected financial data. Please read the following selected financial data in conjunction with the rest of this "Management's discussion and analysis of financial condition and results of operations" and with our financial statements and related notes in this prospectus.

                                                   Year ended                        Nine months ended
                                                   December 31,                         September 30,
                                    -----------------------------------------    -------------------------
                                       2000           2001           2002           2002           2003
                                    -----------    -----------    -----------    -----------   -----------
Revenues                            $   489,433    $ 4,362,214    $ 6,909,340    $ 3,533,707   $ 8,100,685
Investor interest expense               314,871      2,726,524      4,154,997      2,820,427     5,285,031
Marketing expenses                       92,239        229,154        494,042        342,617       448,595
Salaries, payroll taxes, benefits             0        470,469        674,384        511,942       696,719
Operating expenses                      180,302        631,458        849,105        474,065       743,537
   Total expenses                       587,412      4,057,605      6,172,528      4,149,050     7,173,882

Operating income (loss)                 (97,979)       304,609        736,812        171,785       926,803
Income tax (provision) benefit           36,767        (57,489)      (124,204)        52,190      (268,078)

Net income (loss)                   $   (61,212)   $   247,120    $   612,608    $   223,975   $   658,725


Overview of operations. We have always focused on serving only faith-based organizations, mostly churches and their related schools. We also offer specialized programs for church and other nonprofit sponsors of senior housing and affordable/moderate income housing programs. Nearly all of our earnings in the past came from financing church facilities. During the last quarter of 2000, we began to realize revenues from investment in senior and affordable/moderate income housing projects. We generate revenue from:

o        interest on loans

o        origination and renewal fees on loans

o        loan participation income

o        interest on securities

o        consulting fees

We currently charge a 5% to 10% fee on new loans, based upon expected term, and renewal fees of as much as 5% of the outstanding balance of the renewing loan. Our interest rate on all new loans is currently from 9% to 10%. Some loans are participating loans, which enable us to receive income from the borrower when the borrower sells or refinances (with another lender) the property in which we provided the financing. The participation percentage varies between 25% and 33% of the borrower's gain.


Participating loans (all related to senior housing facilities) are classified as real estate joint venture investments if all of the following exist at the inception of the loan:


o The borrower does not have a substantial equity investment in the property.

o The Company does not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan.

o There is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party.

o The facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization.

Comparison of Periods Ended September 30, 2002 and September 30, 2003


General. Assets increased from $61,081,886 at September 30, 2002 to $94,939,591 at September 30, 2003 for a net increase of $33,857,705 or 55%. This increase was as a result of the sale of investment certificates and mortgage participations of $32,779,805 and the subsequent origination of new real estate loans and joint venture investments, net of principal payments received, of $32,292,777. Total revenue increased for the three months ended September 30 by

$2,093,899 or 109% from $1,924,516 in 2002 to $4,018,415 in 2003.  Total revenue increased for the nine months ended September 30 by $3,779,850 or 87% from $4,320,835 in 2002 to $8,100,685 in 2003. Net income for the three and nine months ended September 30, 2003 was $923,905 and $658,725 compared to $284,466 and $223,975 for the same periods ended September 30, 2002.

Total real estate loans and joint venture investments outstanding on September 30, 2003 was $79,355,861 compared to $47,063,084 on September 30, 2002 for an increase of $32,292,777 or 69%. This increase was a result of sales of investment certificates and the subsequent origination or refinancing of real estate loans and joint venture investments, as follows:

New loan originations                                         $ 8,633,807
Refinances on existing loans, net of principal received       $ 7,692,421
New real estate joint venture investments made                $16,115,431
Decrease in existing real estate joint venture investments   ($   148,882)
                                                             ------------
                                                              $32,292,777
                                                              ===========


All other assets, composed primarily of cash, bond investments, fixed assets and unamortized debt issue costs were $15,583,730 as of September 30, 2003. Principal and interest payable on Investor Certificates and Mortgage Participation ("MP") Agreements increased $32,779,805 or 57% from $57,854,451 as of September 30, 2002 to $90,634,256 as of September 30, 2003. The Company has filed a registration statement with the Securities and Exchange Commission to sell up to $40,000,000 in additional Investor Certificates and $11,375,000 in Common Stock, which if approved, should continue the substantial increase in outstanding certificates and the subsequent investment in new loans and investments.


Real estate loan and joint venture interest and fees earned. Interest income and fees from real estate loans and joint venture investments increased as follows:

                         2002            2003          Increas         %
                      ----------      ----------      ----------      ---
Current quarter       $1,425,316      $2,711,757      $1,286,441      90%
Year-to-date          $3,533,707      $6,619,794      $3,086,087      87%

The increases were due to the following:                        Current quarter     Year-to-date
                                                                  -----------       -----------
Increase in average outstanding principal                         $ 1,013,095       $ 2,739,998
   (Current quarter: $81,460,370 - 2003; $39,322,661 - 2002)
   (Year-to-date: $74,001,979 - 2003; $35,399,582 - 2002)
Decrease in weighted average interest rate                               (991)          (92,887)
   (Current quarter: 9.53% - 2003; 9.54% - 2002)
   (Year-to-date: 9.49% - 2003; 9.84% - 2002)
Increase in loan fees recognized                                      274,337           438,976
                                                                  -----------       -----------
                                                                  $ 1,286,441       $ 3,086,087
                                                                  ===========       ===========


The increase in average outstanding principal is due to the addition of 15 new real estate loans and joint venture investments with average outstanding principal of $29,569,432 and the refinancing of existing real estate loans and joint venture investments with average outstanding principal of $9,032,960.


Loan participation and other income. For the three months ended September 30, 2003, loan participation and other income increased $807,458 or 162% from $499,200 in 2002 to $1,306,658 in 2003. For the nine months ended September 30, the increase was $693,763 or 88% from $787,128 in 2002 to $1,480,891 in 2003.
The increases are due to the following:

                                               Current Quarter                             Year-to-Date
                                      ------------------------------------    ------------------------------------
                                         2003         2002        Change         2003         2002        Change
                                      ----------   ----------   ----------    ----------   ----------   ----------
Investment income                     $   79,340   $  134,049   ($  54,709)   $  239,137   $  408,743   ($ 169,606)
Loan participation and other income    1,227,318      365,151      862,167     1,220,277      378,385      863,369
Total                                 $1,306,658   $  499,200   $  807,458    $1,480,891   $  787,128   $  693,763


The Company's investment income is from the purchase of bonds used as permanent financing for projects the Company funded during their development and initial operations and from interest income on the Company's excess cash. The decrease in investment income is due to the September 30, 2002 sale of an undivided 50% interest in the Company's St. Lucie Co., FL bonds for $2,512,500. In September, 2003, the Company purchased $2,500,000 in bonds, which will cause future investment income to increase substantially compared to its current level.

Loan participation and other income increased in both periods presented due to cash received in September, 2003 from a borrower upon the sale of the borrower's senior housing facility in Largo, FL in which the Company held a participating loan which was classified as a real estate joint venture investment.

Investor interest expense. Investor interest expense for the current three-month quarter ended September 30, 2003 was $1,930,656, an increase of $895,593 or 87% compared to 2002. Investor interest expense for the nine months ended September 30, 2003 was $5,285,031, an increase of $2,464,604 or 87% compared to 2002. The increases are due to the following:

                                                               Current quarter  Year-to-date
                                                                 -----------     -----------
Increase in average outstanding principal, including             $   749,985     $ 2,314,746
interest payable subject to compounding
   (Current quarter: $81,992,771 - 2003; $47,966,791 - 2002)
   (Year-to-date: $78,358,925 - 2003; $42,949,231 - 2002)
Change in weighted average interest cost                              10,880         (11,890)
   (Current quarter: 8.69% - 2003; 8.60% - 2002)
   (Year-to-date: 8.74% - 2003; 8.78% - 2002)
Increase in average outstanding Mortgage Participation               134,728         161,748
                                                                 -----------     -----------
Agreement principal
   (Current quarter: $5,345,187 - 2003; $0 - 2002)
   (Year-to-date: $2,162,565 - 2003; $0 - 2002)
                                                                 $   895,593     $ 2,464,604


Marketing expenses. Total expenses for the marketing of investor certificates for the three and nine months ended September 30, 2003 were $161,370 and $448,595 versus $113,883 and $342,617 for the same periods in 2002. The increases are due to:

                                         Current Quarter                       Year-to-Date
                               ---------------------------------    ---------------------------------
                                  2003       2002         Change       2003       2002       Change
                               ---------   ---------     -------    ---------   ---------   ---------
Debt issue cost amortization   $ 135,535   $  65,803     $69,732    $ 338,859   $ 209,096   $ 129,763
Compliance and registration    $   2,822   $     716     $ 2,106    $  15,107   $   3,610   $  11,497
Legal fees                          $-0-   $  12,300    ($12,300)        $-0-   $  18,000  ($  18,000)
Travel                         $   2,579   $   9,139    ($ 6,560)   $  14,113   $  28,341  ($  4,228)
Promotion expense              $   7,913   $   9,415     $ 1,502)   $  39,784   $  38,338   $   1,446

Other marketing costs          $  12,521   $  16,510    ($ 3,989)   $  40,732   $  45,232  ($   4,500)
                               $ 161,370   $ 113,883     $47,487    $ 448,595   $ 342,617   $ 105,978

Debt issue cost amortization expense increased due to investor certificates and mortgage participations sold since September 30, 2002. This expense will continue to increase as new investor certificates are sold. Compliance and registration costs are up due to expenses incurred on the current registration statement that we have filed with the Securities and Exchange Commission. Legal, travel and other marketing costs are down because we have had no investor certificates to sell since May, 2003.

Selling commissions paid to brokers for selling investor certificates and costs incurred to register investor certificates are paid in cash and charged as an expense over the term of the related certificates. The unamortized balance is classified as an asset on the Balance Sheet as "Unamortized debt issue costs". The balance was $1,853,470 and $811,364 as of September 30, 2003 and 2002, respectively.


Operating and personnel expenses. Personnel expenses (salaries, payroll taxes, and benefits) were as follows for the three month quarter and nine month period ended September 30, 2003 and 2002:

                          2002           2003        Increase        %
                        --------       --------      --------       ---
Current quarter         $165,172       $225,504       $60,332       36%
Year-to-date            $511,941       $696,719      $184,778       36%


Starting in July 2003, the Company contracted with Cornerstone Capital Advisors ("CCA") to provide all administrative personnel services. The Company is paying CCA for its expenses (estimated at $750,000 over the next 12 months), which are expected to be similar to the expenses incurred by the Company had it continued its personnel support under previous arrangements. There is no fee schedule but the Company may elect to pay fees for good performance, which if paid, would be no more than 10% of the reimbursed expenses for the previous 12 months. The Company has paid

$157,114 to CCA during 2003, which is included in 2003's personnel expenses. The increases in personnel costs are due to additional employees hired to handle the Company's growth. Prior to July 1, 2003, the employees were paid directly by the Company. On July 1, 2003, CCA hired all of our administrative employees and has billed us for the time spent on Company operations.

Operating expenses were as follows:

                                                Current Quarter                      Year-to-Date
                                      ---------------------------------    ---------------------------------
                                         2003        2002      Change        2003        2002       Change
                                      ---------   ---------   ---------    ---------   ---------   ---------
a) Trust service/paying agent fees    $  49,610   $  17,370   $  32,240    $ 119,291   $  84,966   $  34,325
b) Consulting fees                       66,390       1,200      65,190      143,623      18,953     124,670
c) Audit, accounting & tax services      40,278      14,425      25,853    $  88,589      56,828      31,761
d) Legal fees                            35,705      11,240      24,465       70,135      33,845      36,290
e) Employee recruiting costs                -0-         -0-         -0-       46,335         -0-      46,335
f) Depreciation & amortization           15,704       5,865       9,839       40,079      14,328      25,751
g) Insurance                             18,175       7,251      10,924       40,342      22,792      17,550
h) Office expenses                       16,450       9,334       7,116       50,410      29,334      21,076
i) Broker-dealer start-up costs             -0-     104,885    (104,885)         -0-     104,885    (104,885)
j) Other operating expenses              44,839      31,851      12,988      144,733     108,134      36,599
Total operating expenses              $ 287,151   $ 203,421   $  83,730    $ 743,537   $ 474,065   $ 269,472
                                      ---------   ---------   ---------    ---------   ---------   ---------

The changes are due to the following:

         a) Trust service/paying agent fees increased due to the increase in outstanding investor certificates.

         b) Consulting fees - hired financial consultants to set up mortgage participation program, set-up cash flow and financing models which we are using to manage our cash and loan investments, and to explore possible new industries and strategies for our loan business. This expense will decrease in future periods as we do not expect to need this level of consulting in the foreseeable future.

         c) Audit, accounting & tax services - $8,155 is due to an audit of our subsidiary, Wellstone Communities, which was completed as part of their SB-2 filing with the Securities and Exchange Commission (see Note 13 on page F-16 of this prospectus for further details on this filing). The remainder is due to the increase in the size and complexity of our operations, which has increased the audit and quarterly review fees charged by our CPA.

         d)    Legal  fees  increased  as a result of our  growth in  operations
               (50%) and due to work related to the set-up of the mortgage participation program (50%).

         e) Employee recruiting costs - increased due to the hiring of additional employees needed to handle our growth.

         f) Depreciation & amortization - increased due to the purchase of a new office building and computers in 2003.

         g) Insurance - increased due to the purchase of the new office building, an increase in the number of employees and an increase in company operations.

         h) Office expenses - increased due to an increase in the number of employees and an increase in company operations.

         i) Broker-dealer start-up costs - in 2002, we spent $104,885 in the 3rd quarter to set-up a broker-dealer subsidiary. We terminated the effort when we concluded that under the rules of the National Association of Securities Dealers, it would not be feasible for a subsidiary to market our own securities.

         j) Other operating expenses - increased due to an increase in company operations.

Income tax provision (benefit). The income tax provision for the three and nine month periods ended September 30, 2003 was $489,829 and $268,078, compared to $122,511 and ($52,190) for the same periods ended September 30, 2002. These increases were due to an increase in pre-tax income and a decrease in tax-exempt bond interest. Effective tax rates for 2003 and 2002:

                            2002            2003
                            -----           ----
Current quarter             30.1%           34.6%
Year-to-date               (30.3%)          28.9%

A reconciliation of the Company's effective tax provision (benefit) rate to the federal statutory rate is included in the attached "Notes to Consolidated Financial Statements" (Note 10).

Dividends. Dividends declared on June 30, 2003 and 2002 were $169,085 and $172,232, respectively and were paid during the subsequent quarters ended September 30, 2003 and 2002. The Company does not intend to declare future dividends that will create negative retained earnings.

Liquidity and Capital Resources

Cash flows from operations. Net cash provided by the Company's operations for the nine months ended September 30, 2003 was $1,404,989, which compares to $1,336,742 in net cash used by operations for the same period ended September 30, 2002 for an increase in net cash provided by operations of $2,741,731. This difference was driven by increases in net income, depreciation and amortization expense, deferred taxes, and investor and mortgage participation interest payable, partially offset by changes in loans in process, accrued loan and joint venture interest and deferred loan fees.

Included in the 2003 and 2002 change in accrued real estate loan and joint venture interest and deferred loan fee amounts is $446,471 and $649,223 in interest which was financed as part of loan principal. We receive monthly interest payments on our loans except when the terms of certain loans allow borrowers to finance interest payments while the collateralized property is under development or construction. A summary (by loan type) of the amount of net financed interest for the year-to-date periods ended September 30, 2003 and 2002 is as follows:

                                 2003         2002
                               --------     --------
Family Housing Development     $ 89,000     $546,866
Church Construction            $ 12,398     $ 65,009
Real Estate Joint Venture      $345,073     $ 37,348
                               $446,471     $649,223


The amount for 2003 represents interest accrued and financed in 2003, net of payments received in 2003 that were financed in previous years. 2002's amount represents interest accrued and financed in 2002, net of payments received in 2002 that were financed in previous years.

The 2003 decrease in family housing net financed interest is due to a major project in Mableton, Georgia moving out of the development phase and into the sales phase of the project. The increase in real estate joint venture net financed interest is due to the origination of the Lewisville, Texas loan in 2002. We financed as part of the loan's principal the first four months' interest in 2003 because the facility was being renovated. We have received monthly interest payments thereafter.

Cash flows from investing activities. The Company used $16,703,354 in cash from investing activities which is an increase of $3,119,943 from $13,583,411 for the same period ended September 30, 2002. The increase was due to the following:

Increase in real estate  loans and joint  venture  investments  made     $ 6,861,428
Increase in real estate loan and joint venture investment
   principal payments received                                            (9,312,858)
Increase in bonds purchased                                                2,500,000
Decrease in bonds redeemed or sold                                         2,542,500
Increase in fixed asset and real estate purchases                            528,873
                                                                         -----------
                                                                         $ 3,119,943
                                                                         ===========


The increase in principal payments received in 2003 was due to the pay-off of the Largo, Florida senior housing real estate joint venture investment and large pay-downs on a senior housing loan in Palm Bay, Florida and a senior housing real estate joint venture investment in St. Petersburg, Florida.


The Company currently has commitments and applications sufficient to invest its excess cash on hand.

During 2003, the Company purchased an office condominium for $532,040 to house its corporate offices and to provide additional office space for future growth.

Cash from financing activities. During the first nine months of 2003, the Company raised $20,969,088 from the sale of new Investor Certificates and mortgage participation agreements, net of redemptions on existing certificates. This represents a decrease of $171,370 from net certificate sales of $21,140,458 for the same period ended September 30,

2002. The percentage of Investor Certificates and MP Agreements redeemed for cash compared to Investor Certificates and MP Agreements sold for the nine months ended September 30, 2003 and 2002 was 14.1% and 9.4%, respectively. Historically, over 80% of Investor Certificate maturities are re-issued as new certificates; however, until the new registration statement with the Securities and Exchange Commission is approved and we have new certificates to issue, all maturities will be paid in cash, which has increased the percentage for 2003.

Comparison of years ending December 31, 2001 and December 31, 2002
General. Assets increased from $41,041,001 at the end of 2001 to $71,776,839 at the end of 2002 as a result of the sale of our certificates. Total revenues for 2001 were $4,362,214 and were $6,909,340 for 2002. Net income for these periods, before dividends but after taxes, was $247,120 for 2001 and $612,608 for 2002.


Our investments in real estate loans and joint venture investments outstanding were $30,576,660 on December 31, 2001 and $64,667,610 on December 31, 2002. Our
other assets at the end of 2002 included $2,571,250 in bond investments and $1,500,499 in cash. The amount of our investor certificates and accrued interest increased from $37,643,733 at December 31, 2001 to $67,977,382 a year later.

Real estate loan and joint venture interest and fees Earned. We received $6,018,879 in loan interest and fees earned during 2002, compared to $3,868,429 in 2001, for an increase of $2,150,450, or 56%. This increase resulted from 16 new real estate loans and joint venture investments originated in 2002, for a total of $30,383,224, and a $3,707,726 increase in funding of existing loans. The increase is the result of additional loans being made during the course of the year out of increased funds arising from the sale of certificates, and from refinancing of existing loans by third parties. The weighted average interest rate on the loan balances at December 31, 2002 was 9.46% compared to 9.30% at December 31, 2001. This increase resulted from a higher proportion of our loan portfolio being in senior housing loans, which earn a higher origination fee.


Loan participation and other income. We own two office condominiums that are leased to others. We have disposed of all but one of the investment properties we had acquired before the year 2000. None of our participating loans had sold property during the course of the two years. Most of our other income is interest from our purchase of bonds used as permanent financing for projects we had funded during their development and initial operations. We owned $2,571,250 of bonds at December 31, 2002 and $5,172,500 at December 31, 2001.

Investor interest expense. Interest expense increased $1,428,473, or 52%, from $2,726,524 in 2001 to $4,154,997 in 2002. The increase in interest expense resulted from the sale of $30,333,649 of investor certificates throughout 2002. The weighted average interest rate for all the investor certificates at December 31, 2002 was 8.60% compared to 8.74% at December 31, 2001. The decrease was attributable to the favorable certificate mix of 5%, 7% and 9% rates.

Marketing expenses. Total expenses for marketing our certificates in 2002 were $494,042 versus $229,154 in 2001. The increase is due to an increase in debt issue cost amortization of $165,151, an increase in legal and consulting expenses of $53,465, and an increase in other marketing costs of $46,272. These increases were due to an 80.6% increase in investor certificates outstanding at the end of 2002 versus 2001. Although our expenses increased 216% in 2002, our costs as a percent of new certificates sold decreased from 2.3% in 2001 to 1.5% in 2002.

Selling commissions paid to brokers for selling investor certificates and costs incurred to register investor certificates are paid in cash and charged as an expense over the term of the related certificates, generally five years. The unamortized balance is classified as an asset on the Balance Sheet as "Unamortized debt issue costs". The balance was $1,004,705 and $576,470 as of December 31, 2002 and 2001, respectively. Debt issue cost amortization expense was $295,096 and $129,945 for 2002 and 2001, respectively. We have not paid significant amounts for marketing our lending capabilities because of the continuing requests for financing with which we have been approached.

Operating and personnel expenses. Personnel expenses (salaries, payroll taxes, and benefits) were $674,384 in 2002, which was $203,915 or 43.3% over the $470,469 in expenses for 2001. This increase was due to the hiring of five additional employees which were needed to handle the Company's growth. Also, the Company increased its contribution to the profit sharing plan by $22,459 due to increased profits and additional employees in 2002 versus 2001. Starting in 2003, the Company has contracted with Cornerstone Capital Advisors ("CCA") to provide all administrative services. The Company will reimburse CCA for its expenses (estimated at $750,000 over the next 12 months), which are expected to be similar to the expenses incurred had the Company elected to continue its administrative support under current arrangements.

Operating expenses increased $217,647 or 34.5% from $631,458 to $849,105 for the years' ending December 31, 2001 and 2002, respectively. The increase is due to higher occupancy expenses related to the increased number of employees and an increase in record-keeping and trustee services for our securities. Also, in 2002, we took steps toward creating a registered securities broker-dealer subsidiary to market our securities. We terminated the effort when we concluded that, under rules of the National Association of Securities Dealers, it would not be feasible for a subsidiary to market our own securities. We incurred start-up expenses of $129,885 related to this effort, which are included in operating expenses for 2002.

Income tax (provision) benefit. Income tax expense for the period ending December 31, 2002 was $124,204 compared to an expense of $57,489 for the period ending December 31, 2001. This change resulted from an increase in the Company's pre-tax income in 2002, partially offset by a $256,786 increase ($401,234 in 2002 and $144,448 in 2001) in tax-exempt bond interest income. The effective tax rate for 2002 was 16.9%, compared to 18.9% for 2001 and 37.5% for 2000. A reconciliation of the Company's effective tax rate to the federal statutory rate is as follows:
                                           2000         2001         2002
                                        ---------    ---------     --------
Statutory federal rate                      35.0%        35.0%        35.0%
Effect of graduated federal rates           (1.4%)       (3.9%)       (1.0%)
State taxes, net of federal benefit          3.7%         3.7%         3.7%
Effect on tax-exempt bond interest            --        (16.1%)      (20.6%)
Other, net                                    .2%          .2%         (.2%)
                                        ---------    ---------     --------
Effective tax rate                          37.5%        18.9%        16.9%

Dividends

We paid $363,371 in dividends on our common stock during 2002, compared to $360,735 in 2001.

Comparison of years ending December 31, 2000 and December 31, 2001

Income


General. Assets increased from $30,674,246 at the end of 2000 to $41,041,001 at the end of 2001 as a result of the sale of our stock and certificates. Total revenues for 2000 were $489,023, which did not include revenues from Presbyterian Investors Fund, Inc. before the December 29, 2000 merger. Revenues for the merged entity were $4,362,214 for 2001. Net income (loss) for these periods, before dividends but after taxes, was ($61,212) for 2000 and $247,120 for 2001. Total real estate loans and joint venture investments outstanding were $26,896,502 on December 31, 2000 and $30,576,660 on December 31, 2001. Major
components of our other assets at the end of 2001 included $5,172,500 in investments in church bonds, $576,470 in unamortized debt issue costs and $454,584 of loans in process. We also had a cash balance of $2,907,457.

Real estate loan and joint venture interest and fees earned. The increase in interest income on loans and joint venture investments during the year 2001 reflected our December 29, 2000 merger with Presbyterian Investors Fund, increasing from $469,023 in 2000 to $3,868,429 in 2001. Pro forma loan interest income for the full year 2000 for the combined companies would have been $2,244,862. The additional increase in loan interest income and fees was from the increased funds arising out of the sale of certificates and from refinancing of existing loans. The weighted average interest rate on the loan balances at December 31 was 9.37% in 2001 compared to 9.77% in 2000.


Loan participation and other income. Other than two office condos we owned and used for office space, we had disposed of all but two properties to which we held title before the year 2000. We sold one, in Douglasville, Georgia, in 2001 and the gain is shown as revenue for that year. We expect to sell the other, in Soddy Daisy, TN, during 2004. None of our participating loans had sold property during the course of the year. In 2001, we received $64,635 in consulting revenue for assisting non-profit entities in securing financing from sources other than us.

Expenses

Investor interest expense. Interest expense increased from $314,871 in 2000 to $2,726,524 in 2001. This results from paying interest in 2001 on the much larger amount of certificates that resulted from the merger with Presbyterian Investors Fund, Inc. and from our continuing sales of investor certificates. Presbyterian Investors Fund, Inc. had $21,720,888 in certificates when we merged on December 29, 2000. We began sales of our Series B certificates of indebtedness in May 2000 and continued through 2001. The net increase in outstanding certificate principal during 2001 was $9,121,904. The weighted average interest cost for all of the outstanding certificates at December 31, 2001 was 8.77%, compared to 8.90% in 2000. This decrease was from a favorable mix of certificate rates.

Marketing expenses. Total marketing expenses in 2001 were $229,154. The increase, from $92,239 in 2000, results from an increase in our staff for direct sales of our certificates to investors. Selling commissions to brokers are paid in cash but are charged as an expense over the term of the certificates sold by the brokers and are reflected on the balance sheet as Unamortized Debt Issue Costs We have not paid significant amounts for marketing our lending capabilities because of the continuing backlog of projects with which we have been approached.

Operating and personnel expenses. Operating expenses totaled $50,817 in 2000 and $881,864 in 2001. This increase reflects our December 2000 merger with Presbyterian Investors Fund. Since Presbyterian Investors Fund had no employees before the merger, our 2000 statement of income shows no personnel expenses. The $180,302 of operating expenses in 2000 is the administrative services fee we paid Presbyterian Investors Fund, Inc., equal to 1.5% of our assets before the December 29, 2000 merger. The 2001 amount is all of the administrative expenses of the now combined operation, including Presbyterian Investors Fund, Inc.'s much larger asset base and expenses. Other 2001 expense increases resulting from the merger were: accounting, audit and tax services, from $12,373 to $86,422; legal expense, from $10,925 to $52,655; travel expense from $684 to $32,454; trust service fees from $9,363 to $62,123 and telephone expense from $52 to $33,826. Our depreciation and amortization expense for 2001 increased to $124,013 from 2000's $31,045, due to the amortization of debt issue costs associated with securities issuance and increases in depreciation due to fixed asset additions. Selling commissions are paid in cash but capitalized over three, five, and seven years depending on whether a three-year certificate, five-year certificate or common stock is sold. Commissions increased from $36,716 in 2000 to $68,060 in 2001 as certificates and common stock have been sold in the current offering, which commenced in May 2000. Commission expense and the accompanying capitalized assets will increase as securities continue to be sold. Amortized legal expenses increased as a result of the new offering in the year 2000. Legal expenses associated with both the 1998 offering and the 2000 offering are capitalized and amortized. We also capitalized and are amortizing the costs associated with the transfer of registrar, paying agent, and trustee services.

Income tax (provision) benefit. The income tax expense for the year ending December 31, 2001 was $57,489 compared to a benefit of $36,767 for the period ending December 31, 2000. This change resulted from net changes in the components of deferred tax assets and liabilities, all from temporary tax differences associated with unearned loan fees and permanent tax differences from tax exempt bond interest received. The effective tax rate for 2001 was 18.9% compared to 37.5% for the same period in 2000.

Dividends. We paid $360,735 in dividends on our common stock during 2001, compared to $224,019 in 2000. Payment in both years was at an annual rate of 12%, based on the initial stock offering price. The increase is from additional shares sold during 2001.

Liquidity and Capital Resources

Cash flows from operations. Net cash provided by operations was $361,397 and $692,421 in 2002 and 2001, respectively. This decrease is due to changes in investor interest payable and accrued real estate loan and joint venture interest and deferred loan fees, partially offset by increases in net income, depreciation and amortization expense and an increase in accounts and other payables.

The change in investor interest payable was due to an increase in investor certificate redemptions in 2002. Redemptions increase interest payments because 63 - 68% of our investors elect to reinvest the interest due to them each year and not receive the interest in cash until maturity or redemption. The change in accrued real estate and joint venture interest and deferred loan fees is due to the increase in real estate loans and joint venture investments outstanding at the end of 2002 versus 2001.

Cash flows from investing activities. We used $31,472,675 in investing activities in 2002, up from $8,841,521 for the year-earlier period. The increase resulted primarily from approximately $15 million more real estate loans and joint venture investments made in 2002, approximately $15 million more principal payments received in 2001, offset by the purchase of bonds in 2001 and the sale of bonds in 2002. We currently have commitments and applications sufficient to invest the cash on hand. At December 31, 2002, we had requests for loans of approximately $1.3 million for churches, $1.2 million for senior housing and $3.5 million for low to moderate income housing.

Cash from financings. During 2002, $30,604,172 was raised from the sale of new certificates, after subtracting the amount of outstanding securities redeemed. The net new capital raised from certificate sales in 2001 was $9,121,904. Our experience since 1985 has been that approximately 85% to 95% of the maturing amounts are immediately reinvested in new certificates, so that we do not actually pay back that principal in cash. This past experience may not be repeated for future maturing certificates and we may be required to raise cash, from borrowings or selling assets, to pay back more of the maturing certificates. We have $4,376,508 of certificates coming due or redeemable upon demand in the fourth quarter of 2003 that could be reinvested in new certificates or paid, at the option of the investor. Our rate of reinvestment was between 85% and 95% from 1986 through 2002, which included periods of higher interest rates than those now prevailing. During the first nine months of 2003, the reinvestment rate dropped to 52%. That was because, by May 23, 2003, we had sold all the certificates we had registered to offer. All certificates which matured after then were repaid in cash, because the owners could not purchase new certificates. We expect the historical reinvestment rate to continue after we commence the present offering, even if there are increases in the current low interest rates on government, bank and corporate debt. Among the measures we take to mitigate any demands for cash are:


o     Maintain a minimum cash balance, currently $2,000,000.

o     Have readily marketable loans that can be sold for par or a premium.

o Ask investors about their intentions at least 30 days before their bonds mature.

o     Have a bank willing to extend credit lines if needed.

o     Spread maturity dates throughout the year.

o Limit each investor to not more than $500,000 maturing in any three-month period.

We believe that additional sales of new investments from the current and any future offerings, as well as cash on hand, expected refinancings and sales of existing loans, will be sufficient to meet our capital needs for at least through 2004. We act as guarantor on loans secured by first mortgages on retirement homes, equal to a potential total of $31,689,000 on September 30, 2003. We have the right to cure any default on the first mortgage loan and to purchase the loan. The amount and timing of our future capital requirements will depend, in addition to repaying maturing certificates, on factors such as the origination and funding of new investments, any opportunities for acquisitions of related businesses and the overall success of our marketing efforts for certificates, shares and any other securities.

Effects of Inflation

Inflation, which has been limited during the course of our operating history, has had little effect on operations and we do not believe it will have a significant effect on our cost of capital or on the rates that we charge on our loans. Inflation resulting in increased prices for real estate could potentially decrease the ability of some potential clients to purchase, finance or lease a property.

                                    Business

Our primary objective is to provide income for our certificate holders and shareowners, by financing the acquisition and development of facilities for use by churches, their related ministries and other faith-based organizations. We define "faith-based" organizations as ones which have been formed and are operated in furtherance of their sponsors' religious commitments. For our purposes, an organization must demonstrate these religious commitments in its operating philosophies and methodologies.

Presbyterian Investors Fund, Inc. was incorporated as a Georgia nonprofit corporation in December 1985 and Cornerstone Ministries Investors, Inc. was formed as a Georgia for profit corporation on March 18, 1996. Presbyterian Investors Fund, Inc. was merged into Cornerstone Ministries Investments, Inc. on December 29, 2000 and our corporate name was changed to PIF/Cornerstone Ministries Investments, Inc. The name was changed back to Cornerstone Ministries Investments, Inc. on February 26, 2003.

We offer development, construction, bridge and interim loans, usually due within one to three years. The typical maximum investment amount in a church loan is $1,000,000. Our largest loan was approximately $12,000,000, for a community housing project. The annual interest rate on all loans we made during 2000, 2001 and 2002 was 10%. It is our policy to acquire assets primarily for income. We do not have any limits on the percentage of our assets that may be in any one investment or in any geographic area of the United States. We have not established any maximum ratio of our total debt to our total shareowners' equity. These policies would be made by our board of directors and could be changed, without the vote of share or certificate owners. A description of our loan programs follows.

Types of loans we make

We make loans to four distinct groups of borrowers. These borrowers can be characterized as churches, senior housing facilities, community housing projects and daycare/faith-based schools. Inherent credit risk is reflected by the effective interest rate charged to each borrower. In each of the above borrower groups, we charge 10% as an annual interest rate. However, we do recognize the risk in each borrower by the amount of origination fees charged, renewal fees charged, the loan term and any loan participation we may have in the net profit from the borrower's sale or refinancing of the property. For larger loans, we may elect to partner with other lenders. Accordingly, though each loan may carry identical interest rates, the overall risk adjusted return can be managed by fees charged and loan terms and is based on underwriting credit requirements and review. Typically, church loans will have a 5% origination fee charged, have a one year term and may have a 5% renewal fee charged, whenever we make another creditworthiness analysis. We make a creditworthiness analysis shortly before loan maturity but we may perform them more frequently if a borrower does not make prompt regular payments. Non-church loans are charged a 10% origination fee, may have terms beyond one year and may not have a renewal fee charged.

The chart below outlines the relative loans outstanding as of September 30, 2003.

                                  Principal          %
          Borrower               Outstanding    Outstanding     Initial                   Origination    Renewal
            Type                Sept 30,2003    Sept 30,2003     Term*         Rate           Fee*         Fee*
------------------------------ --------------------------------------------------------------------------------------
Daycare/Schools                $         0           0%          1 year         10%            10%         None
Churches                       $13,977,012          17.2%        1 year         10%             5%           5%
Senior Housing
 - Loans                       $ 9,093,501          11.2%        1 year         10%            10%         None
 - Real Estate Joint Venture
Investments                    $33,969,141          41.9%        1 year         10%            10%         None
Community Housing              $24,033,592          29.7%        1 year         10%            10%         None
                               -----------         -----
                               $81,073,246         100.0%
                               ===========         =====

* Subject to underlying
   credit statistics

Senior housing loans classified in this table as real estate joint venture investments are loans in which we participate in the residual profits of the property and all of the following exist at the inception of the loan:


o The borrower does not have a substantial equity investment in the property.

o We do not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan.

o There is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party.

o The facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization payments.

We participate in residual profits through loan participation agreements, which enable us to receive income from the borrower when the property in which we provided financing is sold or refinanced to another lender. The participation is between 25% and 33% of the borrower's gain. We normally provide all or substantially all of the financing (directly or through loan guarantees) for the acquisition and development of the senior housing facilities, which are owed by non-profit entities.

We make three basic types of loans: Development and acquisition loans, construction loans and semi-permanent loans. The development and acquisition loans involve the most risk of the borrower's failure to make timely payment of interest or for us to lose principal in the event of default. Construction loans are made when a property is ready to begin construction or renovation, so the risk is somewhat less. Semi-permanent loans are made on completed properties that are being used for their intended purpose, so they involve the least risk to us of the three categories. The following table shows the amount of each of these types of loans in our portfolio at September 30, 2003:

           Type of               Principal Outstanding      % of principal at
            Loan                 at September 30, 2003      September 30, 2003
            ----                 ---------------------      ------------------

Development and acquisition           $11,996,692                 14.8%
Construction                          $24,033,592                 29.6%
Semi-permanent                        $45,042,962                 55.6%
                                      -----------                ------
                                      $81,073,246                100.0%
                                      ===========                ======

Following is further description of each of these three types of loans:

Development and Acquisition Loans: We will provide financing to young growing churches and other ministries that we judge to possess excellent growth or income potential and which show a strong ability to repay a loan through their own growth or income (as in the case of senior housing, for instance.) These borrowers may lack the history, size, equity or income required by conventional lenders or bond underwriters. Development and acquisition loans may be used to acquire property that is either developed or to be developed (in conjunction with a construction loan provided by us or another lender). Like all of our loans, these loans carry an origination fee of 5% of the amount borrowed for churches, and 10% of the amount borrowed for other projects including senior housing and moderate income housing projects. For churches, there may be a renewal fee of up to 5% of the outstanding balance for loans that need to be renewed after each year. Each loan is made for one year; however, these loans may be renewed, as a new loan, with or without fees, for a maximum of three years under normal circumstances. Normally these loans are refinanced by banks or others before there is a reduction in principal. During 2003, 10 loans, totaling $7,311,172, were refinanced by commercial bank financing, church bonds, tax-exempt mortgage revenue bond issues or other third party financing. In most of our senior housing acquisition and development loans, we participate in the borrower's gains from the borrower's sale or refinancing of all or a portion of the property for which we provided the initial financing. Our fees and interest rates are similar to the costs of specialized construction loans or underwritten bond issues, and substantially less than subprime lenders. Banks and insurance companies, who make loans on similar properties that are larger and more fully developed, typically charge lower interest rates. These conventional lenders typically charge 0.5% to 2.5% origination fees. We are paid more because of our experience, advice and willingness to finance organizations in their development stage. Our costs of administering these development loans requires us to charge higher loan fees and interest rates.

Construction Loans: Construction loans are typically made to finance the construction of new facilities, or to renovate existing facilities. They normally have a maturity of six months to one year. Borrowers typically pay interest only on the outstanding balance drawn for construction. We focus primarily on loans of less than $1,000,000 for churches and daycare facilities; larger loans are required to develop senior housing, affordable housing projects and student housing. Our largest loan to date has been $13 million, which was for a residential housing program. For larger loans, we may partner with another lender. We have made loans with a commercial bank and with a credit union These have included loans where we have been equal partners, where our portion was subordinated to that of our partner and where we have guaranteed payment to our partner. We currently have two loans in which we have partnered with a commercial bank. The total of these loans was $28,987,297 at September 30, 2003, of which $16,414,176 has been provided by the bank. While there are no current loans where the Company has partnered with a credit union, it has done so in the past. Other prospective partners have approached us but we have not yet had a need to meet with any additional lenders as prospective partners. We require the customary documentation for construction loans, including lien subordinations and waivers, builders risk insurance, budgets and assignment of relevant contracts to us. We make weekly disbursements on finished invoices and require interim lien waivers on all disbursements.

Semi-permanent Loans: These are often called mini-perms or bridge loans. They are for as long as three years and may be linked to a construction or development and acquisition loan. They are often used by churches and other borrowers who expect to receive pledges, grants, leases or other anticipated income but who are in need of immediate funds. We make these loans on an annual renewal basis with an annual renewal fee of up to 5% of the outstanding balance. The loans are usually repaid by other forms of financing, such as church bonds or conventional loans. We will assist the borrower to find long term financing through some of the lenders with which we have established relationships, or we will sell the loan to one of these lenders.


We receive monthly interest payments on all of our real estate loans and senior housing loans (classified as real estate joint venture investments) except when the terms of a loan allow the borrower to finance interest payments. Interest payments are financed in the following circumstances:

Familyhousing development loans may finance monthly interest payments while the project is in the development and pre-sales phase. This phase takes from six to 18 months, depending on the size of the project. We receive the financed interest as the borrower sells homes in the development.

Church construction loans may finance monthly interest payments while the church building is under construction. This takes three to nine months depending on the size of the building. When the building is operational, the financed interest from the construction phase is included in the loan's principal amount and we begin receiving monthly interest payments from the borrower.

Real estate joint venture loans may finance monthly interest payments during the construction/renovation stage of the borrower's operations. Most of the senior housing facilities are in need of renovation when purchased by the respective borrowers. This phase takes two to six months, depending on the size of the renovation project. When the renovations are complete and the facility is operational, the financed interest is included in the loan's principal amount and we start receiving monthly interest payments from the borrower.


Our loan policies

Borrowers: We are in the business of providing facilities primarily for use by faith-based nonprofit organizations, such as churches and other ministries. We also lend to nonprofit entities that extend their ministries through facilities for assisted living, day care, camps, group homes, etc. Primary borrowers will be the organizations that will own and occupy the facility. A special class of borrowers will include some for profit entities that are developing facilities to be occupied or leased by a nonprofit as the primary occupant. For profit borrowers must submit signed development and lease agreements with the nonprofit entity or organization that will be the primary occupant, as well as refinancing plans that will transfer ownership to the nonprofit within the term of the loan. We screen these for profit developers for experience in developing for nonprofit owners or occupants.

Loan Terms and Conditions: We make loans for acquiring and developing property, construction of new facilities, renovation of existing facilities, financing of anticipated income from pledges, bridge financing, refinancing existing loans, working capital, and other purposes as our board of directors may find acceptable. Each loan is secured by a first or second mortgage lien, a pledge of revenue and, where we determine necessary, limited personal guarantees made by members or principals of the borrowers. We may provide a fixed or variable rate loan. Our loans on senior housing facilities may include a participation feature where there is the possibility of additional income from the borrower upon the borrower's refinancing of a property or the sale of the property acquired by a borrower and resold during the term of our loan. The terms and conditions offered to borrowers, including interest rates, fees, maturities and guarantees, will be based upon current market conditions and factors like our operating expenses and the loan's origination expenses. We charge each borrower an application fee to offset the cost of loan origination and approval, legal fees and out-of-pocket expenses. We charge a commitment and closing fee and may also charge a loan renewal fee. These fees may be paid in cash by the borrower or added to the loan principal, at our discretion.

We generally require the normal protections afforded commercial lenders, including title insurance, real estate surveys, appropriate resolutions of the borrower, appraisals of the property, and the issuance of fire and extended insurance coverages. We use mortgage loan documents in the form currently in use in the state where the mortgaged property is located. We may accept a second mortgage loan position on certain short-term financings. We may also permit these loans to be converted to tax-exempt bonds.

Loan underwriting requirements

Mortgage loan applications submitted to our underwriting staff will normally include (i) a completed application on our form, or substantially similar information on a form acceptable to us, (ii) corporate organizational documents,
(iii) financial statements including pro forma financial statements, (iv) certified real estate appraisal, (v) a real estate survey certified to us, (vi) preliminary title report, (vii) market and feasibility reports, if applicable,
(viii) copies of relevant insurance coverages, (ix) copies of all material contracts and leases and (x) environmental report or affidavit.

Our loan standards used in evaluating the loan requests are based upon both objective and subjective criteria and may vary depending upon the nature of the borrower. For church loans we examine:

         o    Membership trends and growth potential

         o    Historical financial performance and patterns

         o    Value of real estate involved and other  collateral

For non-church loans we will review

         o    Proposed business plan and management

         o    Markets and demographics

         o    Current and projected  earnings and cash flow

         o    Current and future value of real estate and other collateral

For many of our senior housing, childcare and community development loans, we also look to the pro forma financial condition upon a stabilization of operations and require third party appraisers with specialized knowledge of these types of projects and property. We apply loan to value and coverage ratios consistent with other commercial lenders. Additionally we will require survey, title reports and insurance, property and liability insurance and full environmental reports. If necessary, we will also require market studies and other demographic information.

Completed applications and supporting material are submitted to the loan committee of our Board of Directors, which has authority to approve loans of $500,000 or less. Loans or investments over this amount must be submitted to the full board for approval. The loan committee consists of at least three directors, not including any directors who are also our officers. The loan committee determines the creditworthiness of the borrower and oversees the rates, terms and conditions of the loan. Upon approval of a loan application, our loan staff will work with its officers and legal counsel to supervise the loan closing, including the preparation of loan documents and forwarding of funds. It is our policy to require borrowers to pay all expenses of the loan including our legal expenses. These expenses are usually deducted from the loan proceeds.

Loan investments we have made This chart shows the number and amount of loans we have made in each of the last five years:


                             Number of                Amount of
         Year                loans made               loans made
         ----                ----------               ----------
         1997                    16                   $7,532,000
         1998                    10                   $7,446,100
         1999                    17                  $12,953,200
         2000                    10                  $11,041,500
         2001                    11                  $14,029,191
         2002                    16                  $30,383,224
         2003                    10                  $14,300,204

Each of our loans has a date when the full principal amount becomes due, or when we may call the loan for repayment. We monitor each loan closely. A loan becomes delinquent when a payment default remains uncured after 15 days. Any delinquency is addressed immediately and involves sending a legal notice requiring strict performance under the loan documents and outlines all the remedies available to us should the default not be cured within the period required by the loan documents. In addition to these legal steps, we work closely with each borrower. We may make personal visits and prepare to take all legal remedies available to us through the loan documents and the laws of the appropriate state. We would place a loan on non-accrual status if a loan is 180 days past due under the terms of the loan agreement and we have determined that an allowance for impairment loss should be recognized on the loan. We have had two loan delinquencies of more than 6 months. Our experience has been that loans are often refinanced before their due date. While we have never had to charge off a loan as uncollectible, we would do so upon the borrower filing bankruptcy or when other collection methods had been exhausted. These are the number and amount of our loan investments, at December 31, 2003, which become due or callable in 2004 and in later years:

                                Number of loans          Principal
         Year                   due or callable       due or callable
         ---------------        ---------------       ---------------
         2004                            35               $79,031,740
         2005                             0                         0
         2006                             0                         0
         2007                             0                         0
         2008                             1                   106,497
         2009/thereafter                  8                 4,927,573
               Total                     44               $84,065,810


New Property Development: In 2000, we began providing development financing and assisting in the development of new facilities, in conjunction with church, ministry or nonprofit organizations, where there are not existing facilities or buildings that would meet their needs. Church and daycare facilities would be from 2,000 to 10,000 square feet, with budgets from $300,000 to $1,000,000. The churches and daycare facilities select from standardized plans available to us and use a developer we accept. The church will typically have been in existence for at least a year and have a minimum income of $75,000 per year. We perform on site interviews with the potential lessees and purchaser to determine the stability and quality of its leadership and congregation, as well as to perform due diligence on the proposed property for development and the demographics of the area.

In addition to churches, church ministry facilities, daycare facilities and Christian schools, a portion of our assets is being invested to acquire or develop senior adult housing, in particular independent living and assisted living facilities owned or sponsored by nonprofit organizations. These are based upon our standardized plans and prototype facilities. Assisted living facilities range in size from 80 to 200 units and cost from $4 million to $21 million. In addition, there are costs associated with the acquisition of property, zoning, permitting, engineering, marketing and operating that may require us to make additional investments. Independent living communities will vary in size but have budgets similar to that of the assisted living facilities. Most often these are developed on land held by a church or other nonprofit. The completed facilities are owned by or leased to the non-profit entity and refinanced after three years or upon stabilization of occupancy, when financing can be available from conventional sources, such as commercial banks or investment banks.
These senior housing loans are classified as real estate joint venture investments in the accompanying financial statements if we participate in the residual profits of the property and all of the following exist at the inception of the loan:

o The borrower does not have a substantial equity investment in the property.

o We do not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan.

o There is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party.

o The facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization payments.

We participate in residual profits through loan participation agreements, which enable the Company to receive income from the borrower when the property in which the Company provided financing is sold or refinanced to another lender. The participation is between 25% and 33% of the borrower's gain. The Company normally provides all or substantially all of the financing (directly or through loan guarantees) for these properties.

We have also begun to work with nonprofit faith-based organizations to assist in their efforts to provide affordable and moderate income housing. In these projects we are currently providing loans for the acquisition and development of properties on which single family homes will be offered for sale or lease/purchase. We intend to add various types of multifamily facilities. There are many federal, state, and local sources of additional and replacement financing to assist either the nonprofit sponsor or the home-buyer to develop, build, and market or purchase these facilities. Our loans bring projects to the point at which conventional or governmental financing becomes available. Nonprofit sponsors must employ knowledgeable developers and contractors on the projects in which we make loans. Loans may range in size from $100,000 to $15,000,000.

These nonprofit organizations may have little or no assets with which they can provide additional guarantees, collateral or equity for the project. We will seek to obtain additional guarantees from the principals of the church or organization, or from an affiliated organization that can provide the additional security or collateral. For the return of our investment, we will rely primarily on the value of the property to be acquired and developed, the feasibility of the project and the expertise and knowledge of the developer and manager. There will normally be no guarantees from the developer or manager. We will not invest in a project developed by a for profit developer, unless a suitable nonprofit lessee/purchaser has been qualified by the board of directors and signed a letter of inducement or intent.

Major borrowers: During the first nine months of 2003, we were dependent on two nonprofit organizations for nearly 70% of our revenues. The amount and type of revenue from these borrowers during that period was:

                                  Amount of   Percentage of
                                   Revenue    Total revenue    Type of revenue received
                                 ----------  ---------------   ------------------------------------------
Senior Housing Services, Inc.    $4,198,007      51.8%         Interest, fees & loan participation income
                                                               - real estate joint venture investments
Wellstone Housing Corporation    $1,431,698      17.7%         Interest and fees from community housing
                                                               and development loans

There is no cash or other consideration exchanged between us and either of these organizations, except as described in this table. Neither of these nonprofit organizations is affiliated with us, that is, neither of them directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with us. None of us has any ownership interest in the other, we have no common officers or directors and none of us possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other.

Our market

There are approximately 320,000 Protestant churches in the United States, as of September 30, 2003, according to American Church Lists, Inc. (www.americanchurchlists.com) and significant numbers of new congregations begin annually. Our experience is that these new churches will need between $350,000 to $1,500,000 to acquire or build their first facility. We have found that the most strategic time for them to set a course for their short term and intermediate term growth is the first one to three years of existence. Their health and growth is substantially increased when they move into a facility designed and dedicated for their use. The longer life expectancy and age of the baby boomers will require increased services and housing for the elderly. Our investment focus is on preserving or enhancing the independence of residents, while providing options for services as needed. These independent living facilities supply a minimum of personal care while providing such amenities as security, transportation, housekeeping and meals, items which are covered in the monthly rent paid to the facility. In 1996 only 9% of the new developments of senior housing were independent living apartments. According to certain studies, the changes in the older population will increase the demand for housing and services that allow seniors to live independently and the provision of those services and housing will be a major part of the aging process in the future.

Prior to the 1980's, federal programs were the primary vehicles for providing affordable rental and homeownership opportunities. Over the past fifteen years, nonprofit organizations, both community and faith-based, have become the nation's primary source of rental and homeownership opportunities for people with low to moderate incomes. They have stepped into the void left by the shrinking federal commitment to these areas and have addressed some of the problems that prevent many from obtaining adequate housing. The ability of these nonprofits to provide housing is limited, due to the diminishing availability of acquisition and development funds needed to qualify for the various state and local financing programs.

We reach our market through a variety of strategies, including radio and direct mail marketing. While we have made loans secured by properties in 30 different states, 89% of the amount of our recent loans has been in Texas (31%), Georgia (33%) and Florida (25%). We develop our investment opportunities primarily through a network of independent representatives in key market areas in the Southeast, from Texas and Oklahoma eastward and including Arkansas, Missouri, Tennessee, Alabama, Mississippi, Georgia, North and South Carolina and Florida. These representatives are not our employees, but are paid a commission to identify applicants for our programs. They may also pursue development of the projects and present them to us for review. These representatives may be involved in the project as a real estate agent, architect or contractor. We are actively seeking additional representatives in areas of high growth in population and real estate values.

Our competition

This is a description of the types of lenders in the broader market for financing churches, retirement facilities and moderate-income housing:

         o Conventional lenders. These are the commercial banks, insurance companies and other institutions that make mortgage loans on large commercial and housing projects. Their criteria generally exclude loans below $1,000,000 and loans for the early stage development and operation of nonprofit facilities.

         o Construction lenders. Banks and savings associations often supply initial funding while facilities are being built. However, they generally require a "take-out" loan commitment, that is, a promise from a conventional lender that a new loan will be made when the construction is complete and that loan will pay back the construction lender. We make loans that pay for the construction or rehabilitation phases and continue until the facility is operating at a level that will attract financing from one of the other types of lenders described in this section.

             o Bond underwriters. There are securities broker-dealers who originate and sell church bonds. Their investors often include members of the church being financed, as well as customers of the broker-dealer. The number of church bond underwriters has decreased in recent years and their minimum offering amounts have increased. Also, young churches are often unwilling to incur the long-term, fixed-rate commitment of bonds. Broker-dealer firms may also market tax-exempt bonds, where the conduit issuer is a government instrumentality qualified for paying interest that is exempt from income taxes. This method is not available to religious organizations. For other residential or supportive communities, the high cost and long time it takes to originate tax-exempt bonds often makes them unsuitable.

         o Nonprofit funds. Church denominations have created funds that finance activities for their own denomination only. They often have limited funds and purposes for which they will lend. We may loan to any church or denomination and, as we have increased resources, we expect to provide the larger loans required by growing denominations.

         o Government programs. The federal government has several programs to finance moderate-income housing. The government makes very few direct loans and usually acts as a guarantor on loans originated by banks and other conventional lenders. Government programs can be cumbersome to obtain and very restrictive in their requirements, especially for faith-based borrowers. These programs can provide long-term financing to repay our loans.

         o Real Estate Investment Trusts. These are investment vehicles that can avoid paying corporate income tax by distributing nearly all income to their shareowners. Some REITs specialize in retirement homes or in multi-family residential projects, but usually as owners, not lenders. We know of no REITs for churches and other faith-based organizations.

         o Subprime commercial lenders. These lend to borrowers with an impaired credit history and charge substantially higher fees and interest. We do not lend to borrowers with these characteristics.

We plan to maintain our competitive position by selecting properties and nonprofit sponsors that require development and management to reach their potential. We will contribute our experience with similar projects and our knowledge of the people who have successfully developed and managed them.

Wellstone Communities Inc.

In December 2002 and January 2003, we invested a total of $1,000,000 in Wellstone Communities Inc., a Georgia corporation we had formed November 20, 2002. We own all 100,000 shares of its common stock and it was our wholly-owned subsidiary at September 30, 2003. Wellstone Communities Inc. purchased two of our church loans in January 2003, at prices equal to their $591,003 loan balances and made a $400,000 loan in December 2002. Before we sold these loans, information about them was reviewed by our independent directors, who have no affiliation with Wellstone Communities Inc. or with Cornerstone Capital Advisors, and who have no interest in the transactions. The independent directors who reviewed making and purchasing these loans were Taylor McGown, Henry Darden and Irving Wicker. These independent directors determined that the purchases were on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties. In making their determination, the independent directors were offered access, at our expense, to our lawyer or to independent legal counsel, but none of them sought legal advice.

On October 15, 2003, we invested an additional $362,500 in 36,250 shares of Wellstone Communities Inc. This additional investment was to comply with policy of the North American Securities Administrators Association that the amount invested by an issuer's founders be at least a minimum ratio to the amount proposed to be invested by the public. The policy is applicable to this offering of preferred stock because we have applied for registration with several state securities administrators who participate in that Association's Coordinated Review Program.

We have two major purposes in creating and investing in Wellstone Communities Inc. The first is to provide preferred stock investors with income from loans secured by residential and supportive communities. The residential communities are expected to include senior housing, moderate-income multifamily housing, moderate-income single family housing and student housing. Supportive communities would be daycare centers, private schools, charter schools and church buildings that can also house a school, daycare or other supportive community. We founded Wellstone Communities Inc. to offer convertible preferred stock to investors and use the proceeds to invest in loans that not only pay interest but may also provide Wellstone Communities Inc. a participation in any gains upon sale or refinancing the property. Our goal is for Wellstone
Communities Inc. to reach step-by-step to the point that its preferred shareowners receive an 8% return as a minimum and up to 15% in the best of years.

As Cornerstone Ministries Investments, Inc., we receive over 95% of our funds from the sale of bonds, which require interest payments, mostly at a 9% annual rate, and call for repayment of the principal within five years. Making loans for possible capital gains would not be an appropriate match for our bond financings, in the opinion of our board of directors. Wellstone Communities Inc.'s shares of convertible preferred stock could be a source of permanent capital, paying a dividend return as decided by its board of directors.

Our other purpose for starting Wellstone Communities Inc. is to acquire or start a federal chartered bank, to make loans secured by mortgages on residential or supportive communities. A bank could use funds it acquired from deposits and borrowings, as well as Wellstone Communities Inc.'s capital investment in the bank. Cornerstone Ministries Investments, Inc. could not own a bank itself, because the level of debt in our capital structure would be a barrier. Bank regulators restrict the amount of debt that bank holding companies may incur. We expect the bank to be regulated by the federal Office of Thrift Supervision as a savings association, also referred to as a savings bank, savings and loan or "S&L." Wellstone Communities Inc. expects to begin, in 2004, a public offering of $50,000,000 in shares of its participating convertible preferred stock, at $10 per share. The purpose of its offering is to have equity capital for increasing and diversifying its loan portfolio and for owning a bank. Its shares will not be listed on any stock exchange or on the Nasdaq stock market. After completion of the offering, Wellstone Securities, a registered securities broker-dealer, will provide an order-matching service for persons wishing to sell or buy shares.

Our principal officers, John T. Ottinger and Cecil A. Brooks, are also the principal officers of Wellstone Communities Inc. They are also the principal officers of Cornerstone Capital Advisors, which provides administrative services to both businesses. We have the same independent accountant and use many of the same legal counsel and other advisors. These are conflicts of interest that may arise between us and Wellstone Communities Inc. and how they will be resolved:

         o Management could decide whether to offer a lending opportunity to us or to Wellstone Communities Inc. In making its decision, management will have to consider such factors as:

                [] Whether we or Wellstone Communities Inc. have available cash to lend and how long we have held uninvested cash;

                [] How the loan would affect each of our loan location and type of use diversification; and

                [] How well the amount, duration and other terms match each of our objectives and policies.

         Our directors and Wellstone Communities Inc.'s directors will each be notified when a loan is recommended to either entity and the reasons for recommending it to one and not the other.

         o We may sell loans to Wellstone Communities Inc., buy loans from it or participate in loans together. These transactions could help us manage our cash management and loan diversification objectives. However, it would be possible for a transaction to favor Wellstone Communities Inc., at our expense. Our management is required to describe all foreseeable conflicts of interest and any transaction must be approved by a majority of our independent directors.

         o Cornerstone Capital Advisors, Inc., or any other service provider used by us and by Wellstone Communities Inc., could prefer one client over another, in the quality or timeliness of its services. We have limited Cornerstone Capital Advisors, Inc.'s responsibility to processing, accounting and reporting functions, not any decision-making. All of our service providers can be discharged by our board of directors and all of them are under a duty to be open, honest and fair to each client.

         o Wellstone Communities Inc.'s convertible preferred stock offering is expected to be made during the same time as our offering of bonds and common stock. The markets for these securities are similar and some investors may choose not to invest with us, or to invest a lesser amount, because they are purchasing Wellstone Communities Inc. securities. Wellstone Communities Inc.'s convertible preferred stock was designed to be complementary to our securities, that is, to provide a risk/return analysis between bonds and common stock and not to conflict with our offerings.

Wellstone Financial Group, LLC

During 2001, we formed Wellstone Financial Group, LLC, a Georgia limited liability company. At formation, we issued 500 shares of our Series A Convertible Preferred Stock (valued at $500,000) to Wellstone Financial Group, LLC, in exchange for a 100% interest in its equity and profits. Wellstone Financial Group is included in our consolidated financial statement and these shares have been eliminated in consolidation. Wellstone Financial Group assists non-profit entities secure financing from banks, bond underwriters and other sources for retirement, childcare, churches and church-related facilities. It receives consulting fees for completed financings. Wellstone Financial Group had no revenues in 2003 and we plan to dissolve it in the first quarter of 2004 and cancel the preferred stock it owns. It and has not been able to retain the type of specialized employees necessary to develop its operations into a long-term profitable venture.

Employees

Cecil A. Brooks and John T. Ottinger are our principal executive officers and only employees. We do not plan on hiring any employees or acquiring or renting office space for at least the next 12 months. Cornerstone Capital Advisors, Inc., which provides all our administrative services, has nine employees, all full-time.

Facilities

In February 2003, we purchased, for $532,040 cash, and moved our growing staff into a 4,400 square foot office building in Cumming, Georgia. We own two nearby office condominiums, on which there is a mortgage loan with a $182,450 balance as of September 30, 2003. They are leased to another company, for $2,400 a month. In our management's opinion, the properties are adequately insured.

Environmental laws

Under various federal, state and local laws, an owner or a mortgage lender may be liable for the costs of removal or remediation of hazardous or toxic substances from a property, even if they did not cause or even know about the contamination. The costs and liability are not limited and could be more than the value of the property. The presence of these substances may make it difficult to sell the property. Environmental laws also govern the presence of asbestos in buildings and may require removal or precautionary action. They may also impose fines and allow recovery for injury from exposure to asbestos. We have not incurred any material costs or effects so far from compliance with environmental laws. We require an environmental report or affidavit before we make a mortgage loan or purchase a property. This is a changing area of law and we could have material extra costs or liability from being mortgage lenders or owners of real property.

Government regulations

We do not make any loans to consumers, so we are not subject to the many federal, state and local laws about lending. We are not required to be licensed in the states in which we operate. Our borrowers will be subject to some of the laws intended to protect the public from building hazards and to make buildings accessible. We cannot monitor compliance with all these laws. Enforcement action against the building or our borrowers could interrupt our receipt of payments and decrease the value of the property. We do not believe that any material changes are currently required to any of the properties securing our loans. The properties we finance are subject to various other regulations from federal, state, and local authorities. Examples of regulatory changes that could mean unexpected compliance costs include construction and retrofit requirements to protect against perceived safety and health hazards, or to permit use by defined segments of the public, zoning changes that limit the use of properties, or local impact fees and assessments, as well as the unintended consequences of laws intended to protect against predatory lending or new tax and accounting rules. If we or the property operator fail to comply with these regulations, it could result in a fine and the award of damages to private plaintiffs. If it took a significant amount of money to bring a property into compliance, the borrower could be unable to make its payments.

Legal proceedings

We are not a party to any pending legal proceeding. We are not aware that any of the properties covered by our mortgage loans is subject to any pending legal proceeding or that any governmental authority is contemplating any legal proceeding involving us or any of those properties.

                                   Management

Our board of directors is elected by our  shareowners.  The board is responsible
for  setting  policies  and  for  hiring  and  retaining  management.   This  is
information about our directors and officers.

Name, residence address           Age              Responsibility
-----------------------           ---               --------------

Cecil A Brooks                    71          Director, Chairman of the
10206 Big Canoe                               Board, President, CEO
Jasper, GA 30143

John T. Ottinger                  48          Director, Vice President, COO,
923 Spring Glen Place                         Secretary and Treasurer
Suwanee, GA 30024

Taylor McGown                     65          Director, Vice Chairman,
10741 Big Canoe                               Member of the Loan committee
Jasper, GA  30143

Henry Darden                      70          Director, Member of the
614 Beverly Dr.                               Audit Committee
Brandon, FL  33510

Irving B. Wicker                  77          Director, Member of the
132 Eswick Drive                              Audit Committee
Prattville, AL 36067

Directors are elected for three-year terms. Messrs. McGown and Wicker will serve until the annual meeting in 2003, Messrs. Ottinger and Brooks until the meeting in 2005 and Mr. Darden until the 2006 meeting. -

         Cecil A. Brooks has served in these capacities since Cornerstone Ministries Investments, Inc. was founded. He graduated from Mercer University in 1952. After a varied career in sales and management, including real estate sales and development, he graduated from Reformed Seminary in 1975. He served as pastor of Trinity Presbyterian Church in Miami, Florida and on the staff of Mission to North America of the Presbyterian Church of America from 1983 to 1994. He formed the Investors Fund for Building and Development (the predecessor to Presbyterian Investors Fund, Inc.) in 1985 and served as President from its inception to its merger with us. Mr. Brooks has served on the boards of a number of nonprofit organizations concerned with foreign missions and housing for the elderly. Mr. Brooks has over 17 - years experience in all areas of the church mortgage lending and development business. Mr. Brooks has also worked closely with church bond underwriters and broker-dealers in the church lending market. He has been a director since 1985.

         John T. Ottinger, Jr. has served as Vice President and Secretary/Treasurer since Cornerstone Ministries Investments, Inc. was founded. Mr. Ottinger is also our Chief Financial Officer and became our Chief Operating Officer in 2000. He graduated from the University of Delaware in 1976 and spent eight years in the lodging industry. Mr. Ottinger has served as pastor of an established church as well as organizing pastor in North Carolina. He joined the Presbyterian Investors Fund, Inc. staff in 1985. Mr. Ottinger has 17 years of extensive experience in church lending. - He has been a director since 1996...


         Taylor McGown has served as a director since 1985. He graduated from the University of Memphis in 1976 and received a Master of Divinity degree from Reformed Theological Seminary in 1979. Since 2000, Mr. McGown has been president of Church Growth Foundation, Inc., a nonprofit organization. Mr. McGown served a number of pastorates in a variety of capacities as well as serving as Director of Palmer Children's Home. He is currently a self employed registered representative and investment advisor. He was a registered representative and investment consultant with IFG in Atlanta, Georgia from 1996 until 2002.

         Henry Darden has served as a director since 1992. He received a Bachelor of Science degree in forestry management from the University of Georgia in 1955 and an AA in real estate from the City College of Chicago in 1970. He is a Distinguished Graduate of the Industrial College of the Armed Forces. Mr. Darden retired in 1982 as a Lieutenant Colonel with the United States Air Force. Since then, he has been a self-employed financial and tax consultant.

         Irving B. Wicker has served as a director since 1990. He graduated from the University of Maryland in 1959 and received a Masters Degree from George Washington University in 1963. He retired in 1969 as a Lieutenant Colonel in the United States Air Force. Mr. Wicker was self-employed as a real estate broker and financial planner from 1969 until he retired in 2000.

Independent directors

Decisions involving Cornerstone Capital Advisors, Inc. or Wellstone Communities Inc. require the approval of a majority of the independent directors, as well as a majority of the full board. We define an independent director as one who is not an officer or director of Cornerstone Capital Advisors, Inc. or Wellstone Communities Inc., nor a ten- percent or more owner of either of them. We consider Messrs. McGown, Darden and Wicker to be independent directors. We will maintain at least two independent directors on our board.

Committees

Audit Committee. Two independent directors, Messrs. Darden and Wicker, are the audit committee. The audit committee will make recommendations concerning the engagement of independent public accountants, review their independence, the services they provide and the results of the audit engagement. The audit committee will also consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. We plan to appoint, by December 2003, a director and audit committee member who is a "financial expert," as defined by regulations adopted under the Sarbanes-Oxley Act of 2002.

Loan and Investment Committee. The board has established a loan and investment committee consisting of Messrs. Brooks, Ottinger, Darden and McGown and having a quorum of three members. The committee will review and may approve loans and investments of up to $500,000 on behalf of the board, in accordance with the loan and investment policies as adopted and amended by the board from time to time. Any individual loans or investments in excess of the committee's authority will be subject to approval by the entire board.

Meetings and compensation of directors

The directors meet at least annually and more often as needed. The audit committee meets at least once annually. The loan and investment committee meets as required. Directors receive $100 for each conference call board and committee meeting they attend and $500 for each face-to-face meeting attended. We reimburse them for travel expenses to attend meetings.

Executive compensation

This summary compensation table shows all compensation paid to our two executive officers during 2001 and 2002:

                                                                     Annual compensation
                                                                    ----------------------
Name and principal position                                         Year           Salary
---------------------------                                         ----          --------
Cecil A. Brooks, Chairman of the Board, President and CEO           2001          $125,000
                                                                    2002           150,000

John T. Ottinger, Vice president, Secretary, Treasurer and COO      2001            75,000
                                                                    2002           100,000

Mr. Brooks and Mr. Ottinger will each dedicate 25 hours of their work week to our business and 25 hours per week to the business of Wellstone Communities Inc. Compensation paid to Messrs. Brooks and Ottinger will be allocated as an expense to Wellstone Communities Inc. and to us on a percent of combined assets basis. Our executive officers were compensated by Presbyterian Investors Fund, Inc. through 2000 and their services were included in the administrative services agreement we had with Presbyterian Investors Fund, Inc. Their services for 2004 will be included in the administrative services agreement with Cornerstone Capital Advisors, Inc. Neither we nor Cornerstone Capital Advisors, Inc. have employment agreements with them or any other employees.

Employee profit sharing plan

We established a Profit Sharing Plan for our employees in 2001. The Plan allows for entry into the plan after one year of service, and immediate vesting of contributed amounts. The Plan does not have an employee contribution component. All contributions are to be made at the discretion of the board of directors. For the year ended December 31, 2002, a contribution of $65,000 was made. No contributions have been made in 2003.

Indemnification of directors and officers and limitation of their liability

Officers or directors are not liable to Cornerstone Ministries Investments, Inc. or its shareowners, under Georgia law, if they acted in a manner they believed in good faith to be in or not opposed to Cornerstone Ministries Investments, Inc.'s best interests. They are not liable in any criminal proceeding if they had no reasonable cause to believe their conduct was unlawful. As permitted by Georgia law, we will indemnify our officers and directors against liability and their defense costs in any proceeding in which they have been successful or where the directors who are not involved determine that the applicable standard of conduct has been met. We will pay reasonable expenses, including attorneys' fees, incurred by directors or officers in advance of the final disposition of a proceeding, if they furnish written affirmation of good faith belief that they have met the applicable standard of conduct, together with a written promise to repay any advances if it is determined they are not entitled to indemnification. Insofar as indemnification for liabilities arising under the federal Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. We carry insurance against the liability of our officers and directors.

Administrative services agreement with Cornerstone Capital Advisors

Effective May 1, 2003, we have an agreement with Cornerstone Capital Advisors, Inc. to provide our administrative and "back-office" services, subject to the direction and supervision of our officers. The services include loan application and closing process, accounting, investor relations and management information systems. We will reimburse Cornerstone Capital Advisors, Inc. for all its expenses for performing its duties under the administrative services agreement, including employment and office expenses. We will not pay Cornerstone Capital Advisors, Inc. a set, periodic fee but we may pay incentive compensation for good performance. The base for good performance is expected to be that all of our bond interest and other obligations will be current and our common stock shareowners will have received dividends equal to an annual rate of at least 10% on the price paid in a public offering for all the time the shares were outstanding. The factors above that base and the amount of incentive compensation will relate to our director's judgment on the extent to which Cornerstone Capital Advisors, Inc.'s services will have contributed to the results. We have agreed to indemnify Cornerstone Capital Advisors, Inc. against any liability or costs from claimed acts or omissions of Cornerstone Capital Advisors, Inc. in its duties under the agreement, except those due to its bad faith, misconduct or gross negligence.

The administrative services agreement was approved by unanimous vote of our directors. The independent directors were offered access, at our expense, to our lawyer or independent legal counsel, but none sought legal advice. The agreement was entered into on terms that are no less favorable to us than those that could have been obtained from unaffiliated third parties. The agreement will be in effect until December 31, 2004 and will renew for successive one-year periods, unless terminated upon 60 days' notice by a majority of the directors who are not affiliated with Cornerstone Capital Advisors, Inc. Wellstone Communities Inc., of which we own all of the common stock, has a similar administrative services agreement with Cornerstone Capital Advisors, Inc. Our two officers are also officers of Cornerstone Capital Advisors, Inc. and of Wellstone Communities Inc.


Cornerstone Capital Advisors, Inc. is a recently formed corporation. It is owned by Cornerstone Group Holdings, Inc., which is owned by Foundation for Christian Community Development, Inc., a nonprofit corporation. All of its directors, officers and employees came directly to Cornerstone Capital Advisors, Inc. from similar positions they held with us. They are continuing to provide the same services as before, but now it is under an administrative services agreement that we have with Cornerstone Capital Advisors, Inc. The purpose of forming Cornerstone Capital Advisors, Inc. is to allow its management group to contract for their services with multiple businesses and to allocate its costs among them. It also places responsibility for each business under its own board of directors, separate from the Cornerstone Capital Advisors, Inc. management group.


                    Certain Transactions with our Affiliates

We caused Wellstone Communities Inc. to be incorporated on November 20, 2002, for the purpose of its initially being a wholly-owned subsidiary and then for it to raise capital from the sale of preferred stock and to invest that capital in ways not feasible for us, that is, in loans that could participate in the borrower's gain on resale or refinance and in owning a bank. On December 4, 2002, we purchased 38,000 shares of Wellstone Communities Inc.'s common stock in exchange for $380,000. We paid for the shares by funding a loan Wellstone Communities Inc. had made that day. By this transaction, we became owner of 100% of Wellstone Communities Inc.'s common stock. Under federal and state securities laws, we would be defined as Wellstone Communities Inc.'s "promoter." On December 31, 2002 we purchased 2,000 shares of Wellstone Communities Inc.'s common stock, for $20,000 cash. On January 23, 2002 we purchased 60,000 shares of Wellstone Communities Inc.'s common stock, for $600,000 cash. The $10 per share price for common stock was agreed to by our directors and the directors of Wellstone Communities Inc. and is the price at which Wellstone Communities Inc. plans to offer its preferred stock in a public offering.

On January 23, 2003, we sold two loans to Wellstone Communities Inc. for a total of $591,003, which was the principal balance on those loans at the purchase date. We had made the loans in January and March 2002.

On December 15, 2002, we entered into an administrative services agreement with Cornerstone Capital Advisors, Inc. for it to provide our administrative services. We will pay Cornerstone Capital Advisors, Inc. expense reimbursement, estimated at $750,000 in the next 12 months, and may pay incentive compensation for good performance, which will be no more than 10% of the expenses reimbursed. Our two officers, Cecil A. Brooks and John T. Ottinger, are also officers of Cornerstone Capital Advisors, Inc.

On February 12, 2003, we engaged Cornerstone Direct Public Offerings LLC to provide services for this offering of our bonds and shares, for a $75,000 fee. The majority owner of Cornerstone Direct Public Offerings LLC is Cornerstone Group Holdings, Inc., which is owned by Foundation for Christian Community Development, Inc., a nonprofit corporation. Our two officers, Cecil A. Brooks and John T. Ottinger, are also officers of Cornerstone Group Holdings, Inc. Wellstone Communities Inc. engaged Cornerstone Direct Public Offerings LLC on the same terms for its proposed offering of preferred stock.

Any future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties and must be approved by a majority of our independent directors who do not have an interest in the transactions and who were offered access, at our expense, to our lawyer or independent legal counsel. We do not make loans to our officers or directors.

                              Principal shareowners

The following table shows the beneficial ownership of our common stock on September 30, 2003, for shares owned by:

(i) each of our directors and executive officers,

(ii) each shareowner we know to own beneficially 5% or more of the outstanding shares of our common stock and

(iii)all directors and officers as a group. We believe that the beneficial owners of the common stock listed below, based on information they furnished, have sole investment and voting power over their shares, subject to community property laws where applicable.

Name and address of                    Number of Shares       Percentage of      Total Common
Beneficial Owner                      Beneficially Owned      Stock Beneficially    Owned
                                                              Before Offering    After Offering

Cecil A. Brooks                             1,953                   *                  *
10206 Big Canoe
Jasper, GA 30143
John T. Ottinger                            6,918                  1.3                 *
923 Spring Glen Place
Suwanee, GA 30024
Taylor McGown
10741 Big Canoe                             1,800                   *                  *
Jasper, GA 30143
Irving B. Wicker                            2,000                   *                  *
132 Eswick Drive
Prattville, AL 36067
Henry Darden                                1,000                   *                  *
614 Beverly Dr
Brandon, FL 33510
Church Growth Foundation, Inc.             69,228                 13.0%               8.9%
10741 Big Canoe
Jasper, GA 30143
All directors and executive officers       13,671                  2.6%               1.7%
as a group (5 Persons)

*  Amounts to less than one percent.

                            Description of securities

Our articles of incorporation and the Georgia Business Corporation Code authorize us to issue up to 29,000,000 shares of common stock and 1,000,000 shares of preferred stock. We may also issue securities for borrowings. We had 531,528 shares of common stock outstanding at September 30, 2003 held by 121 shareowners of record, and 500 shares of preferred stock outstanding held by one shareowner. We have no options or warrants issued or reserved for issuance. At September30, 2003, there were $79,114,098 of certificates of indebtedness outstanding, held by approximately 2,250 record owners. This is a description of these securities:

Common stock

The owners of common stock elect all the members of our board of directors. Each share owned is entitled to one vote on all matters to be voted on by shareowners. A majority of the shares issued is a quorum. In the event of liquidation, dissolution or winding up of the corporation, the shareowners are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities. Shareowners, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. The transfer agent and registrar for our common stock is TransferOnline, Inc.

Preferred stock

We have authorized 235,000 shares of Series A Convertible Preferred Stock. In December 2001, we issued 500 shares for the capitalization of Wellstone Financial Group, LLC. The shares were issued at a $500,000 value, or $1,000 per share. Preferred shareowners have one vote per share, the same as common shareowners. Each preferred share is convertible, after 3 years, into shares of common stock based on an adjustable formula. We may issue additional shares of preferred stock in connection with any other business acquisitions we may make. No preferred stock will be offered to our officers, directors or principal shareowners, except on the same terms as it is offered to all other existing shareowners or to new shareowners. Our board of directors has the authority to issue series of preferred stock and to set dividend rates and various rights and terms for a series, such as for redemption, the amount payable upon any liquidation of the corporation, conversion into other of our securities and any voting rights. Owners of common stock could be placed below any preferred stock owners in their rights to dividends, liquidation distributions and voting on some matters. Preferred stock could be issued with terms that would have the effect of discouraging a change of corporate control or other transactions that some common stock owners might believe to be in their best interests.

Dividends on stock

The common and preferred shareowners are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available. Dividends were paid on the common stock of $360,735 in 2001 and $344,066 in 2002. Dividends totaling $169,085 were declared on June 30, 2003 and were paid in July 2003. No dividends have ever been paid on the preferred stock.

Certificates of indebtedness  previously  issued and still outstanding

These  are   descriptions  of  the   certificates   previously  sold  and  still
outstanding:

Presbyterian Investors Fund, Inc. had offered its mortgage loan fund certificates since 1985, at interest rates of from 6.75% for one-year terms to 9.00% for five-year terms. There are currently less than $1 million of these certificates still outstanding, all at the 9.00% rate. The mortgage loan fund certificates are unsecured general obligations.

Presbyterian Investors Fund, Inc. began offering church development fund certificates in 1997. These certificates were at $2,500 minimum investments and 9% annual interest. They have all been redeemed, as of August 2002.

We issued  $3,056,276 of Series A certificates of  indebtedness  during a public
offering  from  October  1998  through   October  1999.  All  of  the  Series  A
certificates have matured and been repaid by April 15, 2003.

From May 2000 through January 2002, we sold $16, 765,704 of Series B certificates of Indebtedness. From January 2002 through December 2002, we sold $ 30,604,172 of Series C and Series D certificates. There is no trust deposit or other collateral to secure payment of Series B, C or D certificates.

From May 2002 until January 2003, we offered "Access Certificates." These certificates had no stated maturity. They could be purchased in any amount of at least $100 and owners can add to their certificate at any time, in amounts of $100 or more. The amount they have invested will remain in their certificate account until they redeem it. They may redeem any amount of the balance by giving at least seven days written notice. Our board of directors sets the rate on the first business day of each January, April, July and September. The directors may also change the rate between those dates if they believe that market conditions warrant a change. Certificate holders choose to have interest paid semiannually or when they redeem an amount.

From May 2002 to May 2003, we sold a total of $45,000,000 of certificates with the same terms as the ones being offered by this prospectus.

Certificates of indebtedness offered by this prospectus

Investors in this offering may choose between two different types of bonds. The total amount of each type issued in this offering will depend upon the aggregate of those investor selections.

8.25% five-year certificates. We will set specific maturity dates of these certificates at least every three months, so that the principal amount of your certificates will be available for return or reinvestment on or near their fifth anniversary. Certificates may be purchased in any amount, with a minimum purchase of $500. Interest will be paid every six months. Investors may elect to have interest retained and compounded semiannually. Owners of $10,000 or more of certificates may elect to receive monthly interest payments.

Graduated certificates. These are for five year terms. Certificates will be issued in any dollar amount, with a minimum investment of $500. The amount and maturity date is set upon purchase and there can be no additions to the amount during their term. The owners may redeem any amount of the principal or interest on any anniversary date of their purchase, by giving at least ten days' written notice. Unless we receive notification of the intent to redeem within 10 business days of maturity, certificates will automatically be renewed, on the terms under which they were originally purchased, at the then prevailing interest rate for similar certificates. These certificates currently pay a graduated increased interest rate based on each year the certificate remains invested. Currently the rates are 6.25% for the first year, 6.75% for the second year, 7.25% for the third year, 7.75% for the fourth year, and 8.25% for the fifth year, giving an overall average, if left invested for 5 years, of 7.25%. Certificate holders choose, at the time of purchase, to have interest on their certificate paid semi-annually or upon maturity. Monthly interest payments are available on investments of $10,000 or more. Unpaid interest is compounded every six months from the issue date.

General terms

The price, interest rate and other terms of the certificates were set to be competitive with other interest-bearing securities. Those rates generally reflect the length of time before the principal is to be returned and the perceived risk that interest and principal will not be paid as they become due. Our graduated certificates have a lower average interest rate because they can be redeemed for cash on an annual basis. We will set interest rates for future certificates as market conditions warrant. Certificates issued in the future may bear higher or lower interest rates than the currently offered certificates, and may have different terms and conditions than these certificates.

All certificates will begin to bear interest at the stated rate one business day after we receive funds from an investor. However, we will not issue a certificate or a receipt for an investment until the check or other payment has cleared our bank. All certificate interest and maturities will be calculated on a 365-day year. Any payment due on a weekend or on a nationally recognized bank holiday will be paid the next business day. Certificates will normally be registered in book entry form and the investor will receive only a written confirmation of their investment, and not an actual certificate.

There is no escrow of the offering proceeds, so all amounts paid for the certificates will be immediately available to use in our business.

Unsecured obligations. No assets have been set aside as collateral for the payment of the certificates. They are general obligations, with no preference over any other debt that we may have. We are not required to deposit into any sinking fund for the purpose of paying the certificates on maturity. The certificates or trust indenture do not restrict us from issuing additional debt or making any additional debt senior in payment priority to the certificates. We are not required to maintain any particular ratios of debt to assets or stockholders' equity.

Default. Trinity Trust Company, Reno, Nevada is the trustee for the certificates. A default would occur if we were more than 60 days late in making an interest or principal payment or if we went into bankruptcy or failed to comply with the trust indenture created for these certificates. If a default happened, the trustee could pursue any available remedy to collect on behalf of the certificate owners. Persons owning at least 25% in amount of the certificates could declare all the certificates due and payable. Persons owning a majority in amount of the certificates could direct the trustee in taking any action it considered lawful and fair. An individual certificate owner is restricted in the ability to start independent proceedings, without the consent of the trustee or joining with others holding a majority in amount of the certificates.

Redemption. Certificate owners may not redeem them for cash before their maturity date. Our current policy is to redeem certificates which have been held at least a year, upon a request showing exceptional need or hardship. There would be an early payment fee equal to six months' interest. We have the right to redeem some or all of the certificates upon notice, sent at least 30 and not more than 60 days before the redemption date. Investors would then exchange their certificates for the principal amount and any unpaid interest. No interest would be earned after the redemption date. If less than all the certificates were redeemed, the paying agent for the certificates would select the ones to redeem, on a basis it considered fair. There is no right to convert the certificates into any of our other securities. We expect to be offering new series of certificates. Investors may ask that all or part of the amounts due them be reinvested in new certificates, after they had received a current prospectus for the new certificates.

                          Future resales of securities

The certificates and shares sold in this offering will be freely transferable, without restriction or further registration under federal securities laws. Sales to residents of certain states or jurisdictions may require registration or an applicable exemption from registration provisions in those states or jurisdictions.

The shares have been approved for listing on the Chicago Stock Exchange, under the symbol "IHN". We expect to have shares begin trading when we have at least 500 public beneficial shareowners, which we believe will occur by the time this offering is completed. The certificates have not been listed on any registered national securities exchange or on The Nasdaq Stock Market and we have no present plans to request any listing. After completion of this offering, Wellstone Securities, a registered securities broker-dealer, will provide an order-matching service for persons wishing to sell or buy certificates. The service will also be available for shares, if they are not yet being traded on the Exchange. Information will be available about any offers to buy or sell certificates or shares and about any recent transactions.
Wellstone Securities will confirm accepted offers and handle the transfer of payment and ownership. It will charge a $50 fee per transaction, payable out of the purchase funds. It is possible that this service may not remain available. In that case, anyone wishing to sell certificates or shares would have to find a buyer and make arrangements for the price, payment and transfer.

Limits on resale of common stock as "restricted" shares

Of the 531,136 shares of our common stock outstanding, 81,923 are "restricted securities" and may not be sold in a public distribution except in compliance with the federal Securities Act of 1933 or an applicable exemption under the Securities Act, including its Rule 144. Rule 144(k) provides that a person who is not one of our officers, directors or principal shareowners, and who has owned shares for at least a year could offer and sell those shares through any trading market, if reporting and other requirements were met.

None of our common stock is subject to outstanding options or warrants to purchase, or securities convertible into, common stock. We have no compensation plans under which our equity securities are authorized for issuance.

                              Plan of distribution

You may purchase shares or certificates directly from Cornerstone Ministries Investments, Inc. This is a different plan of distribution than most public offerings of securities, where securities broker-dealers purchase the entire offering for simultaneous resale to their brokerage customers.

Sales of securities to the public may generally be made only through broker-dealers and their agents who are members of the National Association of Securities Dealers, Inc. Rule 3a4-1 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 allows an issuer, certain of its employees and "associated persons" to participate in the sale of the issuer's securities, if they meet the conditions of that Rule. Our direct offering will be made by:

         1. Mailing announcements of the offering to persons who have previously invested in our securities. They will contain the information prescribed by Rule 134 under the federal Securities Act of 1933 and will offer to furnish copies of this prospectus upon request.

         2. Mailing copies of this prospectus and a share purchase agreement to persons who request them from us.

         3. Receiving and processing share purchase agreements and payment checks.

Share purchase agreements received, and all communications about the offering, will be directed to Cecil A. Brooks, our president and chief executive officer. Cornerstone Capital Advisors, Inc. employees will handle the mailings, the processing of documents and the ministerial and clerical work involved in effecting purchases. No one will receive any commissions or other compensation based on purchases made directly from us. The activities of our employees in these direct purchases are intended to be within Rule 3a4-1 of the federal Securities Exchange Act of 1934 and we will comply with securities regulations of the states in which the offering is to be registered. We are also offering these shares through registered securities broker-dealers, as our agents. They will be paid sales commissions of four percent to five percent on sales they make. These broker-dealers include Wellstone Securities LLC, Huntleigh Securities Corporation, Commonwealth Church Finance, Inc. and G.A. Repple & Company. There is no firm commitment underwriting for the shares, that is, no securities broker-dealer will purchase all of the shares, for resale to its customers.
However,  the  broker-dealers  will be within the definition of "underwriter" in
Section 2(a)(11) of the federal Securities Act of 1933. Wellstone Securities LLC is expected to make the major amount of all sales through our agent broker-dealers. Wellstone Securities LLC was organized and began operations in December 2002. Its principal business function is to provide retail investment brokerage services. It had 34 registered representatives at May 31, 2003. Its president and chief financial officer and its chief operating officer have 27 years and 21 years of experience in the securities business. The principals' experience includes selling, as agent and as a broker, corporate and municipal securities, and administering the financial and compliance responsibilities of a broker-dealer. Wellstone Securities LLC does not have common ownership with us and we do not share any of the same officers or directors or have any other material relationships with Wellstone Securities LLC, except for sales agency agreements and servicing agent agreements for this offering. We have agreed to indemnify the broker-dealers and their controlling persons against any liability under Section 11 of the federal Securities Act of 1933, or state securities laws, in case any part of the registration statement, of which this prospectus is a part, contains an untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make the statements in the registration statement not misleading. We have also agreed to contribute to any payments that the broker-dealers are required to make if this indemnity is not available.

We and the broker-dealers will be selling on a "best efforts" basis, without any commitment to sell the entire offering or any minimum amount. We expect to offer these shares and certificates to residents of Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Vermont, Virginia and West Virginia. We expect to offer shares in Alabama and Tennessee.

The price of the common stock, and the interest rate and terms of the certificates, are the same as in all of our previous offerings. We initially set a common stock price and bond interest rate that our board of directors considered fair to investors, considering the rate of return expected on our loan portfolio and the pricing of other corporate debt and common stock. Our bond interest rate is intended to have a difference, or "spread" below the return on our loan portfolio, sufficient for us to pay our operating expenses and have a profit for the payment of dividends on our common stock. During 2002, we earned an average weighted 9.46% on our loans and paid an average weighted interest cost of 8.60% on our bonds. That spread, together with our income from loan fees, was sufficient to pay our expenses, interest on our bonds and a dividend rate consistent with past years. We pay dividends at a higher rate of return than our bond interest rate, to reflect the risk to shareowners that we will not have sufficient income to pay dividends or that they might lose the amount paid for their shares. Our policy has been to maintain this share price and interest rate, so that our investors may look forward to reinvestment at the same returns, if we continue to have similar operating results. Our expenses of the offering, other than sales commissions and including registration fees, legal and accounting fees, costs of printing and electronic filing, postage and marketing expenses, are estimated to be $120,000. We plan to continue the offering until all the certificates and shares have been sold, but not later than September 30, 2005. We reserve the right to close the offering before then and to reject any purchase in full or in part. Our officers and directors may purchase in the offering.

                                  Legal Matters

The validity of the securities being offered by this prospectus has been passed upon for us by the Law Offices of Drew Field, Carmel, California.

                                     Experts

Our financial statements as of and for the periods ended December 31, 2000, December 31, 2001 and December 31, 2002 have been included in this prospectus in reliance on the report of Robert N. Clemons, CPA, PA, certified public accountant, given upon his authority as an expert in accounting and auditing.

                             Available Information

This prospectus is part of a registration statement on Form SB-2 filed under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement and its exhibits. Statements in this prospectus about any contract or other document are just summaries. You may be able to read the complete document as an exhibit to the registration statement.

We file reports under the Securities Exchange Act of 1934, including Form 10-KSB annual reports, Form 10-QSB quarterly reports and Form 8-K reports as required. You may read and copy the registration statement and our reports at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may telephone the Commission's Public Reference Branch at 800-SEC-0330. Our registration statement and reports are also available on the Commission's Internet site at http://www.sec.gov. Our Internet address is www.cmiatlanta.com.

We intend to furnish our shareowners with annual reports containing audited financial statements after the end of each fiscal year.


                          Index to financial statements

    December 31, 2000, 2001 and 2002:
             Independent Auditors' Report                           F-1
             Balance Sheets                                         F-2
             Statements of  Operations                              F-3
             Statements of Changes in Stockholders' equity          F-4
             Statements of Cash Flows                               F-5
             Notes to Financial Statements                          F-6
    September 30, 2002 and 2003:
             Review Letter                                          F-19
             Balance Sheets                                         F-20
             Statements of Income                                   F-21
             Statements of Changes in Stockholders' equity          F-22
             Statements of Cash Flows                               F-23
             Notes to Financial Statements                          F-24

                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670

To The Board of Directors
Cornerstone Ministries Investments, Inc.

                          Independent Auditor's Report

We have audited the accompanying consolidated balance sheets of Cornerstone Ministries Investments, Inc. (formerly PIF/Cornerstone Ministries Investments, Inc.) & Subsidiaries as of December 31, 2000, 2001 & 2002 and the related consolidated statements of income (loss) & retained earnings (deficit), changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Ministries Investments, Inc. & Subsidiaries as of December 31, 2000, 2001 & 2002 and the results of their operations, changes in their stockholder's equity and their cash flows for the year then ended in conformity with generally accepted accounting principles.


S/ Robert N. Clemons, CPA, PA
DeLand, Florida
April 7, 2003

CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000, 2001 & 2002

                                                          Restated          Restated
                                                          12/31/00          12/31/01          12/31/02
                                                        ------------      ------------      ------------
ASSETS
Cash in banks                                           $  2,181,280      $  2,907,457      $  1,500,499
Loans in process                                              67,085           454,584           609,020
Real estate loans, net                                    26,896,502        22,356,770        40,301,405
Real estate joint venture investments, net                         0         8,219,890        24,366,205
Bond holdings and accrued interest                           273,500         5,172,500         2,571,250
Fixed assets, net                                              6,689           266,655           320,337
Deferred tax asset                                           144,110           243,478           274,233
Goodwill                                                     500,000           450,997           450,997
Unamortized debt issue costs                                 303,043           576,470         1,004,705
Real estate held for investment                              295,499           331,513           340,000
Other assets                                                   6,538            60,687            38,188
                                                        ------------      ------------      ------------
TOTAL ASSETS                                            $ 30,674,246      $ 41,041,001      $ 71,776,839
                                                        ============      ============      ============

LIABILITIES & SHAREHOLDER'S EQUITY
Investor certificates and accrued interest              $ 27,696,741      $ 37,643,733      $ 67,977,382
Bond fund certificates                                       474,145                 0                 0
Accounts and other payables                                  196,412           132,178           282,120
Common dividends payable                                     151,974           171,834           168,640
Building mortgage                                                  0           197,194           189,226
                                                        ------------      ------------      ------------
TOTAL LIABILITIES                                         28,519,272        38,144,939        68,617,368
                                                        ------------      ------------      ------------
SHAREHOLDER'S EQUITY
Series A Convertible Preferred Stock, no par
   value; 235,000 shares authorized, no
   shares issued & outstanding                                     0                 0                 0
Common Stock, $0.01 Par Value, 10 million
   shares authorized; shares issued & outstanding:
  12/00 - 397,227; 12/01 - 528,721; 12/02 - 530,944            3,972             5,287             5,309
Paid in capital                                            2,426,103         3,279,491         3,293,641
Retained earnings (deficit)                                 (275,101)         (388,716)         (139,479)
                                                        ------------      ------------      ------------
TOTAL SHAREHOLDER'S EQUITY                                 2,154,974         2,896,062         3,159,471
                                                        ------------      ------------      ------------
TOTAL LIABILITIES & SHAREHOLDER'S EQUITY                $ 30,674,246      $ 41,041,001      $ 71,776,839
                                                        ============      ============      ============


SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 & 2002

                                                         Restated        Restated
                                                         12/31/00         12/31/01        12/31/02
                                                         ---------      -----------      -----------
REVENUES
Real estate loan and joint venture interest and fees     $ 469,023      $ 3,868,429      $ 6,018,879
Loan participation & other income                           20,410          493,785          890,461
                                                         ---------      -----------      -----------
TOTAL REVENUES                                             489,433        4,362,214        6,909,340
                                                         ---------      -----------      -----------
EXPENSES
Investor interest expense                                  314,871        2,726,524        4,154,997
Marketing expenses                                          92,239          229,154          494,042
Salaries, wages, payroll taxes and benefits                      0          470,469          674,384
Operating expenses                                         180,302          631,458          849,105
                                                         ---------      -----------      -----------
TOTAL EXPENSES                                             587,412        4,057,605        6,172,528
                                                         ---------      -----------      -----------
Income (Loss) before income taxes                          (97,979)         304,609          736,812
Income tax (provision) benefit                              36,767          (57,489)        (124,204)

NET INCOME (LOSS)                                        $ (61,212)     $   247,120      $   612,608
                                                         ---------      -----------      -----------

Basic & Diluted Earnings (Loss) Per Common Share         $   (0.27)     $      0.51      $      1.16
                                                         =========      ===========      ===========


SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 & 2002

                                                                                                           RETAINED
                                                    COMMON STOCK:            PAID-IN       PREFERRED       EARNINGS       TOTAL
                                                 SHARES       AMOUNT         CAPITAL         STOCK        (DEFICIT)       EQUITY
                                                -------      ---------      ----------     ----------     ---------      ----------
BALANCE, DECEMBER 31, 1999                      119,103      $   1,191      $1,189,839     $        0     $  10,130      $1,201,160
Correction of stock issuance costs                                            (152,183)                                    (152,183)
Net income (loss) for year 2000                                                                             (61,212)        (61,212)
Dividends declared                                                                                         (224,019)       (224,019)
Shares of common stock issued                   278,124          2,781       1,388,447                                    1,391,228
                                               --------      ---------      ----------     ----------     ---------      ----------
BALANCE, DECEMBER 31, 2000, RESTATED            397,227          3,972       2,426,103              0      (275,101)      2,154,974
Net income                                                                                                  247,120         247,120
Dividends declared                                                                                         (360,735)       (360,735)
Shares of common stock issued                   131,494          1,315         853,388                                      854,703
                                               --------      ---------      ----------     ----------     ---------      ----------
BALANCE, DECEMBER 31, 2001, RESTATED            528,721          5,287       3,279,491              0      (388,716)      2,896,062
Net income                                                                                                  612,608         612,608
Dividends declared                                                                                         (363,371)       (363,371)
Shares of common stock issued                     2,223             22          14,150                                       14,172
                                               --------      ---------      ----------     ----------     ---------      ----------
BALANCE, DECEMBER 31, 2002                      530,944      $   5,309      $3,293,641     $        0     $(139,479)     $3,159,471
                                               ========      =========      ==========     ==========     =========      ==========

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 & 2002

                                                                                      Restated         Restated
                                                                                      12/31/00         12/31/01         12/31/02
                                                                                    -----------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                                   $   (61,212)     $    247,120      $    612,608
Adjustments to reconcile net income to cash from operations-
Depreciation and amortization                                                            31,945           124,014           154,384
Changes in-
Loans in process                                                                        (31,741)         (387,499)         (154,436)
Accrued real estate loan and joint venture interest and deferred loan fees              391,471           101,449           (99,823)
Deferred taxes                                                                         (156,482)          (99,368)          (30,755)
Investor interest payable                                                               109,252           825,088          (270,523)
Accounts & other payables                                                                (6,833)          (64,234)          127,443
Other, net                                                                                5,000           (54,149)           22,499
                                                                                    -----------      ------------      ------------
NET CASH PROVIDED BY OPERATIONS                                                         281,400           692,421           361,397
                                                                                    -----------      ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate and real estate joint venture loans made                                 (4,032,721)      (23,327,367)      (38,174,217)
Real estate and real estate joint venture loan principal payments received            2,051,509        19,545,760         4,183,090
Bonds purchased                                                                                        (5,025,000)
Bonds redeemed                                                                                            126,000            88,750
Undivided interest in bonds sold                                                                                          2,512,500
Real estate purchased                                                                  (295,499)
Fixed assets purchased                                                                                   (124,900)          (74,311)
Cash received in acquisition                                                            636,433
Real estate costs capitalized                                                                             (36,014)           (8,487)
                                                                                    -----------      ------------      ------------
NET CASH (USED) BY INVESTING                                                         (1,640,278)       (8,841,521)      (31,472,675)
                                                                                    -----------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Investor certificates issued                                                          1,769,922         9,888,651        33,099,017
Investor cerfiticates redeemed                                                          (70,000)         (766,747)       (2,494,845)
Bond fund redemptions                                                                  (474,145)
Unamortized debt issue costs                                                             (2,788)         (286,310)         (561,990)
Building mortgage principal payments                                                     (7,968)
Stock issued                                                                          1,239,045           854,703            14,172
Dividends paid                                                                         (102,056)         (340,875)         (344,066)
                                                                                    -----------      ------------      ------------
NET CASH PROVIDED BY FINANCING                                                        2,834,123         8,875,277        29,704,320
                                                                                    -----------      ------------      ------------
Net Change in Cash                                                                    1,475,245           726,177        (1,406,958)
Cash at beginning of period                                                             706,035         2,181,280         2,907,457
                                                                                    -----------      ------------      ------------
CASH AT END OF PERIOD                                                               $ 2,181,280      $  2,907,457      $  1,500,499
                                                                                    ===========      ============      ============

Supplemental Information-
Interest paid during the period                                                     $   259,411      $  1,916,134      $  4,499,470
Income taxes paid during the period                                                 $     9,200      $    234,460      $       --
Non-cash transactions:
Investor certificates matured & re-issued                                           $      --        $  4,025,418      $ 13,926,147


SEE ACCOMPANYING NOTES
                                                                             F-5

             CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying Consolidated Financial Statements include the accounts of Cornerstone Ministries Investments, Inc., Wellstone Communities, Inc. and Wellstone Financial Group, LLC (collectively "The Company"). The Company originates and purchases mortgage loans made to faith-based organizations. The Company offers specialized programs for churches, not-for-profit sponsors of senior housing and affordable housing programs. The Company also invests in other real estate projects for the purpose of selling at a profit, or leasing. Substantially all of the Company's loans and investments are in projects located in the Southeastern United States.

Cash and cash equivalents include checking accounts and short term certificates with original maturities of 90 days of less.

Real estate loans and senior housing loans classified as real estate joint venture investments include unpaid principal and accrued interest balances net of deferred loan fees and unearned discounts, less an allowance for loan losses. Interest income is recognized monthly on the accrual basis in accordance with loan terms. Interest income is recognized on the cash basis for loans with a recorded impairment loss (other than restructured loans) and the possibility of future loss considered remote. If the possibility of future loss is not remote, then interest income is not recognized and interest payments are credited to outstanding loan principal. Loan origination fees are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status. Interest income and loan fees recognized from real estate loans and senior housing loans classified as real estate joint venture investments are reported as "Real estate loan and joint venture interest and fees" in the accompanying Consolidated Statements of Operation.

The Company receives monthly interest payments on its real estate loans and senior housing loans (classified as real estate joint venture investments) except when the terms of a loan allow a borrower to finance interest payments. Interest is financed in the following circumstances:

o Family housing loans may finance interest while the project is in the development and pre-sales phase, which normally lasts six to 18 months depending on the size of the project. The Company receives the financed interest as the borrower sells homes in the development.

o Church construction loans may finance interest while the church building is under construction. This takes three to nine months, depending on the size of the building. When the building is operational, the financed interest from the construction phase is included in the loan's principal amount and the Company begins receiving monthly interest payments from the borrower.

o Senior housing loans may finance interest during the construction/renovation stage of the borrower's operation. This takes two to six months, depending on the size of the project. When the facility is operational, the financed interest from the construction/renovation stage is included in the loan's principal amount and the Company begins receiving monthly interest payments from the borrower.

Senior housing loans are classified as real estate joint venture investments if the Company participates in a property's residual profits and all of the following exist at the inception of the loan:

         o The borrower has title but not a substantial equity investment in the property.

         o The Company does not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan.

         o There is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party.

         o The facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization.

The Company normally provides all or substantially all of the funding (directly or through loan guarantees) for the acquisition and development of these facilities, which are owned by non-profit entities. The Company participates in the residual profits of these properties through loan participation agreements, which enable the Company to receive income from the borrower when the property in which the Company provided financing is sold or refinanced with another lender. The participation is between 25% and 33% of the borrower's gain. Loan participation income is recognized when the borrower's sale or refinancing is completed and the Company receives cash from the borrower.

Loans in process are amounts advanced or expended on behalf of borrowers prior to completion of the loan documentation. Interest is not accrued on these amounts until the loan documentation is complete and the borrower acknowledges the debt and associated interest. Substantially all of these expenditures are converted to loans within one year or less.

Unamortized debt issue costs subject to amortization include the costs and commissions associated with issuing investor certificates. These costs are being amortized on a straight-line basis over the term of the debt, principally 5 years.

The allowance for loan losses for real estate loans and senior housing loans classified as real estate joint venture investments is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions, and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. As of the balance sheet dates no loans were in arrears; therefore, no allowance for loan losses is reflected in the accompanying statements.



Bond holdings consist of tax-free local government securities and church bonds. The Company accounts for these investments using SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and classifies the bonds as "available for sale" securities. The bonds are recorded at cost and adjusted for unrealized holding gains and losses. Temporary unrealized holding gains and losses are reported, net of deferred taxes, as a separate component of shareholder's equity until realized. If an unrealized holding loss is judged to be other than temporary, the cost basis of the security is written down to fair value and included in earnings.

Property and equipment are valued at cost when purchased. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which are generally three to five years for furnishings and equipment, and 40 years for the Company's owned offices.


Real estate held for investment includes land which the Company owns and intends to hold as an investment for more than one year. The assets are carried at the lesser of cost or fair value as required by SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets". Impairment losses are recognized when the carrying amount of a long-lived asset is determined not to be recoverable and the carrying amount exceeds fair value. Real estate sales are accounted for using SFAS No. 66, "Accounting for Sales of Real Estate".

Interest on Investor Certificates is accrued from the date of issuance. Certificate holders choose, at the time of purchase, to have interest paid semi-annually or upon redemption. Investors holding five year certificates in multiples of $10,000 may receive interest monthly. Unpaid interest is compounded semi-annually.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the methods of accounting for depreciation and loan fees for financial and tax-reporting purposes. The deferred taxes represent the estimated future tax consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Accelerated depreciation methods and shorter asset lives are used for tax reporting, and straight-line depreciation is used for financial statement reporting. The Company calculates deferred taxes under the provisions of SFAS No. 109 which provides for deferred tax assets and liabilities to be carried on the balance sheet at current tax rates.

Basic earnings (loss) per common share are calculated by dividing net income or net loss by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share are calculated by adjusting weighted average outstanding shares, assuming conversion of all potentially dilutive shares of Series A Convertible Preferred Stock.

The   Financial   Accounting   Standards   Board  has  issued   several   recent
pronouncements, none of which are expected to materially affect the financial statements of the Company:

SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective for fiscal years beginning after December 15, 2001. The Statement establishes a single accounting model, based on the framework established in Statement 121, for long-lived assets to be disposed of by sale. The Statement also resolves significant implementation issues related to Statement

121. The Statement retains the requirements of Statement 121 to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measure an impairment loss as the difference between the carrying amount and fair value of the asset.

SFAS No. 145, Recision of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections, effective for fiscal years beginning after May 15, 2002. The Statement eliminates an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

SFAS No.146, Accounting for Costs Associated with Exit or Disposal Activities, effective for transactions initiated after December 31, 2002. This Statement improves financial reporting by requiring that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. The accounting for similar events and circumstances will be the same, thereby improving the comparability and representational faithfulness of reported financial information.

SFAS No. 147, Acquisition of Certain Financial Institutions, effective for transactions after October 1, 2002. The Statement removed acquisitions of financial institutions from the scope of Statement No. 72, "Accounting of Certain Acquisitions of Banking or Thrift Institutions," which permitted the recognition and subsequent amortization of any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. For a transaction that is a business combination, the Statement requires that the unidentifiable intangible asset acquired be recognized as goodwill and accounted for under Statement No. 142. The Statement also amended Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include in its scope long-term borrower-relationship intangible assets of financial institutions such as depositor-and-borrower-relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement No. 144 requires of other long-lived assets that are held and used.

SFAS No. 148, Accounting for Stock-Based Compensation, effective for fiscal years ending after December 15, 2002. The Statement amends Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. The Company has no stock-based compensation.

FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirement for Guarantees, Including Indirect Guarantees of Indebtedness of Others, recognition and measurement is effective for transactions after December 31, 2002 and disclosure requirements are effective for fiscal years ending after December 15, 2002. The Interpretation improves disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaking in issuing the guarantee. Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that are used.

Certain report classifications used in prior year financial statements have been reclassified to conform to current year presentation.

NOTE 2 - CORRECTION OF PREVIOUS FINANCIAL STATEMENTS
The Company has retroactively restated prior period's financial statements for corrections to it's method of recognizing fees associated with mortgage loans. As of December 31, 2000 the Company deferred previously recognized unearned loan fees of $442,373 less related taxes of $166,933, together aggregating $275,440 ($1.22 per share). As of December 31, 2001 the Company deferred an additional $299, 927 of unearned loan fees less related taxes of $110,486, together aggregating $189,441 ($0.39 per share). Restatement prior to the year 2000 was not required as fees then were recognized generally in the same periods that the loans were outstanding. The following table reconciles previously reported amounts with the restated amounts presented in these financial statements:

                                                                12/31/00          12/31/01
                                                              ------------      ------------
Loan interest & fees earned as previously reported            $    911,396      $  3,898,356
Deferral of previously recognized fees                            (442,373)         (299,927)
                                                              ------------      ------------
Loan interest & fees earned as restated                       $    469,023      $  3,598,429

Income tax expense as previously reported                     $   (130,166)     $   (167,975)
Tax effect of fee deferral                                         166,933           110,486
                                                              ------------      ------------
Income tax (expense) benefit as restated                      $     36,767      $    (57,489)

Income as previously reported                                 $    214,228      $    436,561
Deferral of previously recognized fees, net of taxes              (275,440)         (189,441)
                                                              ------------      ------------
Net Income (Loss) as restated                                 $    (61,212)     $    247,120

Earnings per share, basic & diluted as previously reported    $        .95      $       0.90
Deferral of previously recognized fees, net of taxes                 (1.32)            (0.39)
                                                              ------------      ------------
Earnings per share, basic & diluted as restated               $      (0.27)     $       0.51

Loans receivable as previously reported                       $ 26,469,809      $ 30,251,416
Accrued interest receivable as previously reported                 869,066         1,067,544
Deferral of previously recognized fees, cumulative                (442,373)         (742,300)
                                                              ------------      ------------
Real estate loans, net as restated                            $ 26,896,502      $ 30,576,660

Deferred income taxes as previously reported                  $    (22,823)     $    (33,941)
Tax effect of fee deferral, cumulative                             166,933           277,419
                                                              ------------      ------------
Deferred tax asset as restated                                $    144,110      $    243,478

Additionally, costs associated with its stock offerings ($152,183 with $0 income tax effects) have been reclassified as of December 31, 2000 from an intangible asset classification on the balance sheet to a reduction of the associated paid-in capital account. There was no income statement effect. The following table reconciles previously reported amounts with the restated amounts and accounts presented in these financial statements:

                                                   12/31/00          12/31/01
                                                  -----------      -----------
Intangible assets, net as previously reported     $   955,226      $ 1,179,650
Less: Goodwill reported on separate line             (500,000)        (450,997)
Stock offering costs reclassified                    (152,183)        (152,183)
                                                  -----------      -----------
Unamortized debt issue costs as restated          $   303,043      $   576,470

Paid in capital as previously reported            $ 2,578,286      $ 3,431,674
Stock offering costs reclassified                    (152,183)        (152,183)
                                                  -----------      -----------
Paid in capital, as restated                      $ 2,426,103      $ 3,279,491

NOTE 3 - SUBSEQUENT EVENTS

On February 12, 2003 the Board of Directors approved amending the Articles of Incorporation and changed the name of the Corporation from "PIF/Cornerstone Ministries Investments, Inc." to "Cornerstone Ministries Investments, Inc.". The Company closed on a $522,459 contract to purchase additional office space in Forsyth County, Georgia on February 28, 2003.

NOTE 4 - FIXED ASSETS
At December 31, the Company's fixed assets are composed of:

                                    2000         2001          2002
                                   ------     ---------      ---------
Office Condominiums                $  -0-     $ 252,922      $ 252,922
Office Computers, Furnishings,
   Software & Equipment             6,689        14,554         62,485
Vehicles                              -0-        11,351         37,730
Less: Accumulated Depreciation     (  -0-)      (12,171)       (32,800)
                                   ------     ---------      ---------
Fixed Assets, Net                  $6,689     $ 266,656      $ 320,337

Depreciation   expense  totaled  $-0-,   $12,171  and  $20,630  for  each  year,
respectively.

NOTE 5 - COMMITMENTS

The Company has no material lease commitments at December 31, 2002. The Company has entered into an Administrative Services Agreement with Cornerstone Capital Advisors, Inc. (CCA) to provide loan administration, including the application and closing process and loan accounting; investor relations; marketing collateral; administration of computers, computer networks and management information systems; photo copying; and, maintenance of records, record keeping, bookkeeping and accounting after 2002. The Company is obligated to pay directly or reimburse actual expenses to be billed monthly by CCA. The base for good performance is expected to be that all bond interest and other obligations are current and the common stock shareholders have received dividends equal to an annual rate of at least 10% on the price paid in a public offering for all the time the shares were outstanding. The factors above that base, and the amount of incentive compensation will relate to the director's judgment on the extent to which CCA's services will have contributed to the results. The agreement is for renewable one-year terms and it may be terminated by either party upon 60 days' written notice. It is anticipated that after 2002, the Company will not have any employees of its own and accordingly, CCA will be subject to the supervision of the Board of Directors. As of December 31, 2002, CCA had not incurred any material expenses to be billed to the Company.

NOTE 6-REAL ESTATE LOANS RECEIVABLE

At December 31, 2002 the Company had Real Estate Loans on church and other not-for-profit properties as follow:

                                2002              2001             2000
                            ------------      ------------      -----------
Mortgage Loans              $ 39,518,305      $ 22,705,657      $26,042,791
Accrued Interest                 922,250           868,413          853,711
Unearned Loan Fees              (139,150)         (217,300)             -0-
                            ------------      ------------      -----------
Total Real Estate Loans     $ 40,301,405      $ 22,356,770      $26,896,502

These loans mature as follow: 2003,  $37,318,511;  2004, $-0-; 2005, $-0-; 2006,
$20,886;  2007,  $186,935;  beyond  2007,  $1,991,973.   Loan  maturity  may  be
accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

Based on the terms of the loans, the Company allows borrowers with loans related to certain family housing and church properties to finance interest payments while the properties are in the development and construction phase of operations. During 2002, $637,671 in interest was financed and included in loan principal.

NOTE 7 - REAL ESTATE JOINT VENTURE INVESTMENTS

Certain of the Company's mortgage loans on senior housing facilities are classified as real estate joint venture investments, as follows:

Location                               2002             2001      2000
--------                            ----------       ---------   -----
Largo, FL                            5,045,454       2,422,454      --
McKinney, TX                         2,467,482       1,281,919      --
St. Petersburg, FL                   4,223,000       4,989,000      --
Lewisville, TX                       8,756,513              --      --
Garland, TX                          4,231,789              --      --
                                    ----------       ---------   -----
Total principal outstanding         24,724,238       8,693,373      --
Accrued interest                       281,134          51,517      --
Unearned loan fees                    (639,167)       (525,000)     --
Allowance for loan losses                   --              --      --
                                    ----------       ---------   -----
Joint venture investments, net      24,366,205       8,219,890      --

The loans  mature as follows:  2003 -  $19,678,784  and 2004 -  5,045,454.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

All loans accrue interest at 10% per year and except as noted below, `interest-only' payments are received monthly. The original loan terms are for one year with two, one year extensions at the Company's option. The Company receives a 10% loan origination fee which is financed and included in the loan principal balance. During 2002, $37,348 in interest was financed and included in loan principal. No interest was financed in 2001 and 2000.

In accordance with loan terms, the Company allows certain borrowers to finance interest payments while their facilities are in the construction or renovation phase of operations.

The Company analyzes the underlying operations and collateral of each facility in which there is an outstanding loan by requiring independent appraisals every 12 to 18 months, by reviewing loan balances and comparing them to the established loan budgets, and by analyzing income and cash flow statements that are submitted by the borrowers. If it is determined that it is probable that the Company will be unable to collect all amounts due according to the contractual terms of a loan, the loan is considered impaired and a loan loss will be recognized to the extent the collateral's fair value is less than the current loan carrying amount. No real estate joint venture investments were considered impaired as of December 31, 2002, 2001 and 2000.

The Company participates in the residual profits of these properties through loan participation agreements, which enable the Company to receive income from a borrower when a property in which the Company provided financing is sold or refinanced with another lender. The participation percentage for each property varies between 25% and 33% of the borrower's gain.

Summarized financial information for individual joint venture investments which are greater than 10% of the Company's total assets:

Lewisville, TX senior housing facility-       Income statement (from acquisition
Balance sheet (as of December 31, 2002):        9/27/02 through 12/31/02):

 Current assets            $     59,466       Total revenues        $671,641
  Fixed and other assets   $  8,718,626       Net loss             ($153,563)
  Current liabilities      $    175,142
  Non-current liabilities  $  8,756,513

NOTE 8 -GOODWILL

The Company has adopted SFAS 142 "Goodwill and Other Intangible Assets" effective January 1, 2002. Goodwill associated with the Company's acquisition of Presbyterian Investor's Fund, Inc. in 2000 is carried at $450,997 and is not subject to further amortization. Goodwill is tested for impairment at the end of each calendar year using the present value of expected future cash flows to determine the value of Goodwill. At December 31, 2002, the fair value of Goodwill exceeded it's carrying value; therefore, no provision for impairment loss has been recorded. No goodwill was acquired or sold in 2001or 2002.

NOTE 9 - UNAMORTIZED DEBT ISSUE COSTS

Unamortized debt issue costs consist of costs incurred to register the Company's debt securities and commissions paid or accrued on the sale of debt securities. These costs are amortized on a straight-line basis over the period the securities are outstanding, generally five years.

At December 31, 2002, Unamortized debt issue costs consist of:

Costs incurred to register the Company's debt securities     $   431,215
Commissions paid on the sale of debt securities                1,118,690
Less: Accumulated Amortization                                  (545,200)
                                                             -----------
                                                              $1,004,705

Amortization expense was $183,850, $61,885 and $31,945 in the years ending December 31, 2002, 2001 & 2000, respectively, and is included in marketing expenses in the accompanying Consolidated Statements of Operations.

Estimated amortization expense for the next five years:
2003  -  $287,346          2006  -  $195,917
2004  -  $248,162          2007 -   $ 57,269
2005  -  $216,011

 NOTE 10 - BOND HOLDINGS

Bond holdings at year end consist of-                2000           2001             2002
                                                    ------         ------           ------
St. Lucie Co., FL Subordinated Revenue Bonds:
         Maturity   7/1/2036                      $    -0-       $2,325,000        $2,325,000
         Maturity 10/1/2036                            -0-        2,700,000         2,700,000
Undivided 50% interest sold to investor                -0-              -0-        (2,512,500)
Local Church Bonds, maturing 2002 & 2003           273,500          147,500            58,750
                                                  --------       ----------        ----------
                                       Totals     $273,500       $5,172,500        $2,571,250

These bonds are not traded on any exchange, however management estimates, based on discounted expected cash flows, that the fair value of the individual securities approximate their original cost. Accordingly, no gain or loss has been recorded in other comprehensive income in the accompanying financial statements.


Proceeds from the sale or maturity of bonds were $-0-, $126,000 and $2,601,250 for the year ending December 31, 2000, 2001 and 2002, respectively. No realized gains or losses were recognized in any year. The Company uses the specific identification method to determine realized gains and losses.

In 2002, an opportunity to utilize a major investor's funds resulted in the sale of an undivided 50% interest in the St. Lucie County, Florida bonds for $2,512,500. The Company reinvested the funds from this sale in a loan, which management believes will provide greater long-term returns than the bonds. Since these bonds were classified as "held to maturity" securities, and the sale occurred for reasons not allowed under SFAS No. 115, all of the Company's bond holdings with a cost of $5,110,500 were transferred from "held to maturity" to "available for sale" securities. No realized or unrealized holding gains or losses were recognized as, when transferred, the cost of the bonds approximated their fair value.

Tax-free interest income was $-0-, $144,448 and $407,903 for the years 2000, 2001 and 2002, respectively.



NOTE 11 - INCOME TAXES

The net deferred tax benefit in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

                                      2000           2001          2002
                                    --------       --------      --------
 Deferred tax asset                 $166,933       $277,419      $286,787
 Deferred tax liability              (22,823)       (33,941)      (12,554)
                                    --------       ---------     --------
 Net deferred tax benefit           $144,110       $243,478      $274,233

The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment. The deferred tax asset results from a difference in reporting income from loan fees and represents taxes already paid. As such, no valuation allowance has been provided since the Company will realize the benefit of these prepaid taxes by reducing its federal and state taxable income in the future. The Company has pending with the Department of the Treasury, a request to change its accounting method with respect to loan fees which would approximate the book treatment under SFAS Nos. 65 and 91.

Components of income tax expense (benefit) for the years ended December 31, are:

                        2000          2001          2002
                      --------      --------     ---------
Current: Federal      $(33,727)     $ 33,122     $ 108,308
            State      (13,491)       13,249        19,240
Deferred: Federal        7,465         9,450        (2,840)
            State        2,986         1,668          (504)
                      --------      --------     ---------
                      $(36,767)     $ 57,489     $ 124,204

The tax provision differs from the expense that would result from applying statutory rates to income before income taxes due to the graduated corporate tax rates for the first $100,000 of taxable income and tax exempt interest from bonds totaling approximately $-0-, $145,000, $401,000 respectively.

NOTE 12 - CASH CONCENTRATION
A cash concentration risk arises when the Company has more cash in a financial institution than is covered by insurance. At December 31, 2002, the Company had cash in excess of insured limits totaling $1,081,672.


NOTE 13 - INVESTOR CERTIFICATES
During 2001, the Company filed two Form SB-2 Registration Statements under the Securities Act of 1933. Under these Registration Statements, the Company issued 3 separate securities. Under the first of the SB-2 filings the Company issued securities identified as "Access Certificates". These certificates have no stated maturity, are purchased in $100 increments and bear a rate of interest as determined by the Company's board of directors on the first of each

January, April, July and October. The directors may also change the rates between these dates if market conditions warrant such a change. Under this same filing the Company issued 5 year "Graduated Certificates" which require a minimum investment of $500. Under the terms of the offering as filed, these certificates carry a graduated interest rate based on how long the certificate is held by the investor, up to 5 years. These certificates are not collateralized and no sinking fund is required for paying the certificates upon maturity. Also during the year ended December 31, 2001 the Company offered up to $17,000,000 of Series B Certificates of Indebtedness. Of the $17,000,000 offered, $3,000,000 has a March 13, 2003 maturity date and bears an interest rate of 7%. The remaining $14,000,000 will have a March 15, 2005 maturity date and bear interest at 9%. These certificates are not collateralized and no sinking fund for paying the certificates on maturity is required.

Following are the are the 5 year maturities of certificates outstanding each year end:

Years to Maturity           12/31/00           12/31/01           12/31/02
------------------         ---------          ---------         ----------
On demand & 1 year        $3,156,832         $8,886,314       $ 12,588,839
2                          9,849,576          5,015,552            838,115
3                          5,256,331          2,955,225          4,938,456
4                          2,515,343          7,929,711         10,941,275
5+                         5,175,114          9,818,153         35,902,441
                           ---------          ---------         ----------
Total Principal          $25,953,196       $ 34,604,955       $ 65,209,126


At December 31, 2000, 2001 & 2002, accrued interest payable was $2,213,690, $3,038,778 and $2,768,255, respectively. Interest rates for the certificates outstanding at December 31, 2002 are:

5.0%              $3,081,099
7.0%               5,964,859
7.5%                 191,824
8.0%               1,847,974
9.0%              54,123,370

On February 21, 2003 Wellstone Communities, Inc., a wholly owned subsidiary, filed a Form SB-2 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission to sell up to $50,000,000 of its Series A Preferred Stock. Net proceeds from the offering are expected to be used to make and purchase loans secured by properties, start or acquire a bank and add to working capital.



NOTE 14 - LOAN GUARANTEES

At December 31, 2002 the Company was guarantor for potential total of $34,776,000 of loans secured by retirement facilities owned by not-for-profit entities. Certain real estate joint venture investments and real estate acquisition and development loans in which the borrower chooses to secure outside financing may require a guarantee as a condition of the extension of the loan by the financial institution. The guarantee is solely limited to amounts drawn under credit facilities and only covers outstanding principal and accrued interest and terminate upon maturity and principal repayment. At December 31, 2002, actual amounts drawn and therefore guaranteed to a commercial bank total $19,157,179. The guaranteed loans mature between May 31 and November 18, 2004. Only upon an uncured payment default and upon demand by the financial institution would the Company be required to perform under its guarantee obligations. The Company's recourse would be limited to repossession of the underlying collateral and subsequent resale of the facilities. As of December 31, 2002, all loans which had a guarantee were current and accordingly no obligation is recognized in the financial statements.

NOTE 15 - PROFIT SHARING PLAN

During 2001, the Company established a Profit Sharing Plan for its employees. The Plan allows for entry into the plan after one year of service, and immediate vesting of contributed amounts. All contributions are to be made at the discretion of the Company after approval by the board of directors. For the years 2001 & 2002 the Company elected to contribute $40,691 and $63,150 respectively.

NOTE 16 - BUILDING MORTGAGE

In connection with the acquisition of office space, the Company has a mortgage requiring monthly payments of $2,068 including principal reductions and interest at 8.5%. The loan matures March 1, 2006 at which time a balloon payment of $158,637 will be required.

Estimated principle reductions are: Year 2003 $8,274; Year 2004 $9,791; Year 2005 $10,658; Year 2006 $160,503.

NOTE 17 - SERIES A CONVERTIBLE PREFERRED STOCK

In 2001, the Company amended its Articles of Incorporation to provide for the issuance of up to 235,000 shares of Series A Convertible Preferred Stock. The shares do not accrue dividends unless such dividends are declared by the Board of Directors. The shares entitle the preferred shareholder to have one vote per share, presently equal to the voting rights of Common shareholders. Each share is convertible, after 3 years, into shares of Common Stock based on an adjustable formula.

During 2001, as part of the formation and initial capitalization of Wellstone Financial Group, LLC (WFG), shares of the Series A Convertible Preferred Stock with a value of $500,000 were issued in exchange for a 100% ownership interest. As WFG is a 100% owned subsidiary and its financial results are included in these consolidated financial statements, the shares have been eliminated in consolidation. Accordingly, if the shares were converted at the balance sheet date herein, an additional 76,923 shares of Common Stock could be issued, however those shares would be eliminated in consolidation.

NOTE 18 - ACQUISITION

On December 29, 2000 Presbyterian Investors Fund, Inc., a Georgia not for profit corporation, was acquired by the Company. The name of the merged entity became PIF/Cornerstone Ministries Investments, Inc. The Georgia Secretary of State approved the Plan of Merger on December 29, 2000. The transaction was recorded as an asset purchase and operating results from the date of the acquisition have been included in the accompanying financial statements.

The $23,256,257 in assets transferred by Presbyterian Investors Fund, Inc., consisted primarily of performing church loans and cash held in money market accounts awaiting distribution according to outstanding loan commitments. Its $23,256,257 in liabilities assumed by the merged entity were primarily Certificates of Participation in three loan funds. These fixed term, fixed rate securities were either unsecured, or collateralized by specific loan assets. In addition, the Company agreed to a premium of $500,000 for the acquisition which is included in Goodwill in the accompanying Consolidated Balance Sheets. There were no fair value adjustments recorded as of the date of the merger. The amount of cash received by the Company exceeded the $500,000 acquisition premium by $636,433 which is shown in the accompanying Consolidated Statement of Cash Flows as "Cash received in acquisition".

NOTE 19 - EARNINGS PER SHARE

Basic earnings per share have been calculated as follow-
2000              Net Income (Loss)                           ($ 61,212)
----
                  Average Common Shares Outstanding             225,198
                  Earnings (Loss) per Common Share               ($0.27)
2001              Net Income (Loss)                            $247,120
----
                  Average Common Shares Outstanding             487,769
                  Earnings (Loss) per Common Share                $0.51
2002              Net Income (Loss)                            $612,608
----
                  Average Common Shares Outstanding             529,833
                  Earnings (Loss) per Common Share                $1.16

Diluted earnings per share are the same as basic earnings per share because there are no shares of Series A Convertible Preferred Stock outstanding after elimination of the shares owned by Wellstone Financial Group, LLC (a 100% owned subsidiary) in these consolidated financial statements. Other than the Series A Convertible Preferred Stock, there are no other potentially dilutive securities, stock options or warrants outstanding.

                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670


To The Board of Directors
Cornerstone Ministries Investments, Inc.

We have reviewed the accompanying balance sheets of Cornerstone Ministries Investments, Inc. as of September 30, 2003 & 2002 and the related statements of income, retained earnings, and cash flows for the three month and nine month periods then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public
Accountants. All information included in these financial statements is the representation of the management of Cornerstone Ministries Investments, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements and supplementary information in order for them to be in conformity with generally accepted accounting principles.



/s/ Robert N. Clemons, CPA, PA

DeLand, Florida
November 5, 2003

CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2003 and 2002

                                                                                Restated
                                                           9/30/03              9/30/02
                                                        ------------         ------------
ASSETS
Cash in banks                                           $  5,566,854         $  8,341,494
Loans in process                                             881,996              465,114
Real estate loans, net                                    46,894,107           30,567,879
Real estate joint venture investments, net                32,461,754           16,495,205
Bond holdings and accrued interest                         5,197,333            2,870,438
Fixed assets, net                                            887,381              302,187
Refundable income taxes                                      286,953              116,400
Deferred tax asset, net                                           --              227,660
Goodwill                                                     450,997              450,997
Unamortized debt issue costs                               1,853,470              811,364
Real estate held for investment                              340,000              336,215
Other assets                                                 118,746               96,933
                                                        ------------         ------------

TOTAL ASSETS                                            $ 94,939,591         $ 61,081,886
                                                        ============         ============


LIABILITIES
Investor certificates and accrued interest              $ 84,122,059         $ 57,854,451
Mortgage participations and accrued interest               6,512,197                   --
Accounts and other payables                                  235,762               80,648
Building mortgage                                            182,450              191,312
Capital lease obligation                                      14,915                   --
Deferred taxes payable                                       292,545                   --
                                                        ------------         ------------

TOTAL LIABILITIES                                         91,359,928           58,126,411
                                                        ------------         ------------

SHAREHOLDER'S EQUITY
Series A Convertible Preferred Stock, no par
  value; 235,000 shares authorized, no
  shares issued and outstanding                                   --                   --
Common Stock, $0.01 par value; 10 million shares
  authorized, 531,529 and 529,943 shares issued
  and outstanding                                              5,315                5,299
Paid in capital                                            3,297,435            3,287,149
Retained earnings (deficit)                                  350,161             (336,973)
Treasury stock                                               (73,248)                  --
                                                        ------------         ------------

TOTAL SHAREHOLDER'S EQUITY                                 3,579,663            2,955,475
                                                        ------------         ------------

TOTAL LIABILITIES AND
 SHAREHOLDER'S EQUITY                                   $ 94,939,591         $ 61,081,886
                                                        ============         ============

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2003 and 2002

                                                                              Restated                            Restated
                                                          3 Mo. Ended        3 Mo. Ended      9 Mo. Ended        9 Mo. Ended
                                                             9/30/03           9/30/02           9/30/03            9/30/02
                                                            ----------        ----------        ----------        -----------
REVENUES
Real estate loan and joint venture interest and fees        $2,711,757        $1,425,316        $6,619,794        $ 3,533,707
Loan participation and other income                          1,306,658           499,200         1,480,891            787,128
                                                            ----------        ----------        ----------        -----------

TOTAL REVENUES                                               4,018,415         1,924,516         8,100,685          4,320,835
                                                            ----------        ----------        ----------        -----------

EXPENSES
Investor interest expense                                    1,930,656         1,035,063         5,285,031          2,820,427
Marketing expenses                                             161,370           113,883           448,595            342,617
Salaries, payroll taxes, and benefits                          225,504           165,172           696,719            511,941
Operating expenses                                             287,151           203,421           743,537            474,065
                                                            ----------        ----------        ----------        -----------

TOTAL EXPENSES                                               2,604,681         1,517,539         7,173,882          4,149,050
                                                            ----------        ----------        ----------        -----------

Income Before Provision For Income Taxes                     1,413,734           406,977           926,803            171,785

Income Tax Provision (Benefit)                                 489,829           122,511           268,078            (52,190)
                                                            ----------        ----------        ----------        -----------

NET INCOME                                                  $  923,905        $  284,466        $  658,725        $   223,975
                                                            ==========        ==========        ==========        ===========

Basic and Diluted Earnings
 per Common Share                                           $     1.78        $     0.54        $     1.26        $      0.42

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
For the nine months ended September 30, 2003 and 2002

                                                                                        RETAINED
                                          COMMON STOCK:      PAID-IN      PREFERRED     EARNINGS    TREASURY      TOTAL
                                        SHARES     AMOUNT    CAPITAL       STOCK      (DEFICIT)      STOCK       EQUITY

BALANCE, DEC. 31, 2001               528,721    $   5,287    $3,279,491   $   --   $(388,716)   $      --    $2,896,062
Net income                                                                           223,975                    223,975
Common stock issued                    1,222           12         7,658                                           7,670
Dividend declared                                                                   (172,232)                  (172,232)
                                    --------    ---------    ----------   ------   ---------    ---------    ----------

BALANCE, SEPT. 30, 2002, RESTATED    529,943    $   5,299    $3,287,149   $   --   $(336,973)   $      --    $2,955,475
                                    ========    =========    ==========   ======   =========    =========    ==========

BALANCE, DEC. 31, 2002               530,944    $   5,309    $3,293,641   $   --   $(139,479)   $      --    $3,159,471
Net income                                                                           658,725                    658,725
Common stock issued                      585            6         3,794                                           3,800
Dividend declared                                                                   (169,085)                  (169,085)
Treasury shares acquired                                                                          (73,248)      (73,248)
                                    --------    ---------    ----------   ------   ---------    ---------    ----------

BALANCE, SEPT. 30, 2003              531,529    $   5,315    $3,297,435   $   --   $ 350,161    $ (73,248)   $3,579,663
                                    ========    =========    ==========   ======   =========    =========    ==========

SEE ACCOMPANYING NOTES
                                                                            F-22

CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2003 and 2002

                                                                                                  Restated
                                                                                 9/30/03           9/30/02
                                                                               ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                     $    658,725      $    223,975
Adjustments to reconcile net income to cash
 from operations-
Depreciation and amortization                                                       378,938           229,402
Changes in-
Loans in process                                                                   (522,976)          (10,530)
Accrued bond interest, net                                                          (21,921)         (151,574)
Accrued real estate loan and joint venture interest and deferred loan fees         (928,472)         (509,917)
Deferred taxes                                                                      566,778            48,970
Refundable income taxes                                                            (286,953)         (116,400)
Investor and mortgage participation interest payable                              1,687,786          (929,740)
Accounts and other payables                                                         (46,358)          (84,682)
Other assets                                                                        (80,558)          (36,246)
                                                                               ------------      ------------

NET CASH PROVIDED (USED) BY OPERATIONS                                            1,404,989        (1,336,742)
                                                                               ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate loans made                                                          (13,763,820)       (9,572,127)
Real estate loan principal payments received                                      7,059,214         1,579,156
Real estate joint venture investments made                                      (12,521,106)       (9,851,371)
Real estate joint venture investment principal payments received                  5,553,021         1,720,221
Bonds purchased                                                                  (2,500,000)               --
Bonds redeemed or sold                                                               58,750         2,601,250
Fixed assets purchased                                                             (589,413)          (55,838)
Real estate costs capitalized                                                            --            (4,702)
                                                                               ------------      ------------

NET CASH USED BY INVESTING ACTIVITIES                                           (16,703,354)      (13,583,411)
                                                                               ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Investor certificates sold                                                       18,163,253        23,339,403
Investor certificates redeemed                                                   (3,449,495)       (2,198,945)
Mortgage participation agreements sold                                            6,255,330                --
Debt issue costs paid                                                            (1,187,624)         (443,990)
Building mortgage principal payments                                                 (6,776)           (5,882)
Capital lease principal payments                                                     (2,795)               --
Common stock issued                                                                   3,800             7,670
Dividends paid                                                                     (337,725)         (344,066)
Treasury stock acquired                                                             (73,248)               --
                                                                               ------------      ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                        19,364,720        20,354,190
                                                                               ------------      ------------

Net change in cash                                                                4,066,355         5,434,037
Cash at beginning of period                                                       1,500,499         2,907,457
                                                                               ------------      ------------

CASH AT END OF PERIOD                                                          $  5,566,854      $  8,341,494
                                                                               ============      ============

Supplemental Information-
  Interest paid during the period                                              $  3,604,215      $  3,763,000
  Income taxes paid during the period                                          $         --      $         --
Non-cash transactions-
  Fixed asset lease financing                                                  $     17,710      $         --
  Investor certificates matured and re-issued                                  $  3,793,364      $ 12,918,252
  Loan interest included in principal                                          $    446,471      $    649,223

SEE ACCOMPANYING NOTES

             CORNERSTONE MINISTRIES INVESTMENTS, INC. & SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accompanying Consolidated Financial Statements include the accounts of Cornerstone Ministries Investments, Inc., Wellstone Communities, Inc. and Wellstone Financial Group, LLC (collectively "The Company"). The Company originates and purchases mortgage loans made to faith-based organizations. The Company offers specialized programs for churches, not-for-profit sponsors of senior housing and affordable housing programs. The Company also invests in other real estate projects for the purpose of selling at a profit, or leasing. Substantially all of the Company's loans and investments are in projects located in the Southeastern United States. On February 12, 2003 the Board of Directors approved amending the Articles of Incorporation and changed the name of the Corporation from "PIF/Cornerstone Ministries Investments, Inc." to "Cornerstone Ministries Investments, Inc."

Cash and cash equivalents include bank accounts and short term certificates with original maturities of 90 days or less.

Real estate loans and senior housing loans classified as real estate joint venture investments include unpaid principal and accrued interest balances net of deferred loan fees and unearned discounts, less an allowance for loan losses. Interest income is recognized monthly on the accrual basis, in accordance with loan terms. Interest income is recognized on the cash basis for loans with a recorded impairment loss (other than restructured loans) and the possibility of future loss considered remote. If the possibility of future loss is not remote, then interest income is not recognized and interest payments are credited to outstanding loan principal. Loan origination fees are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status. Interest income and loan fees recognized from real estate loans and senior housing loans classified as real estate joint venture investments are reported as "Real estate loan and joint venture interest and fees" in the accompanying Consolidated Statements of Income.

The Company receives monthly interest payments on its real estate loans and senior housing loans (classified as real estate joint venture investments) except when the terms of a loan allow a borrower to finance interest payments. Interest is financed in the following circumstances:

o Family housing development loans may finance interest while the project is in the development and pre-sales phase, which normally lasts six to 18 months depending on the size of the project. The Company receives the financed interest as the borrower sells homes in the development.

o Church construction loans may finance interest while the church building is under construction. This takes three to nine months, depending on the size of the building. When the building is operational, the financed interest from the construction phase is included in the loan's principal amount and the Company begins receiving monthly interest payments from the borrower.

o Senior housing loans may finance interest during the construction/renovation stage of the borrower's operation. This takes two to six months, depending on the size of the project. When the facility is operational, the financed interest from the construction/renovation stage is included in the loan's principal amount and the Company begins receiving monthly interest payments from the borrower.

Senior housing loans are classified as real estate joint venture investments if the Company participates in a property's residual profits and all of the following exist at the inception of the loan:

o The borrower has title but not a substantial equity investment in the property.

o The Company does not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan.

o There is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party.

o The facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization.

The Company normally provides all or substantially all of the funding (directly or through loan guarantees) for the acquisition and development of these facilities, which are owned by non-profit entities. The Company participates in the residual profits of these properties through loan participation agreements, which enable the Company to receive income from the borrower when the property in which the Company provided financing is sold or refinanced with another lender. The participation is between 25% and 33% of the borrower's gain. Loan participation income is recognized when the borrower's sale or refinancing is completed and the Company receives cash from the borrower.

Loans in process are amounts advanced or expended on behalf of borrowers prior to completion of the loan documentation. Interest is not accrued on these amounts until the loan documentation is complete and the borrower acknowledges the debt and associated interest. Substantially all of these expenditures are converted to loans within one year or less.

Unamortized  debt issue costs include the costs and commissions  associated with
issuing   investor   certificates.   These  costs  are  being   amortized  on  a
straight-line basis over the term of the debt, principally 5 years.

The allowance for loan losses for real estate loans and senior housing loans classified as real estate joint venture investments is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, restructured loans with interest rate reductions, economic conditions, collateral values, and other risks inherent in the portfolio. Allowances for specific impaired loans are generally determined based on collateral values or the present value of estimated cash flows. A loan is considered impaired if more than six months interest is past due. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.

Bond holdings consist of tax-free local government securities and church bonds. The Company accounts for these investments using SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and classifies the bonds as "available for sale" securities. The bonds are recorded at cost and adjusted for unrealized holding gains and losses. Temporary unrealized holding gains and losses are reported, net of deferred taxes, as a separate component of shareholder's equity until realized. If an unrealized holding loss is judged to be other than temporary, the cost basis of the security is written down to fair value and included in earnings.

Property and equipment are valued at cost when purchased. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which are generally three to five years for furnishings and equipment, and 40 years for the Company's owned offices.

Real estate held for investment includes land which the Company owns and intends to hold as an investment for more than one year. The assets are carried at the lesser of cost or fair value as required by SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets". Impairment losses are recognized when the carrying amount of a long-lived asset is determined not to be recoverable and the carrying amount exceeds fair value. Real estate sales are accounted for using SFAS No. 66, "Accounting for Sales of Real Estate".


Interest on Investor Certificates is accrued from the date of issuance. Certificate holders choose, at the time of purchase, to have interest paid semi-annually or upon redemption. Investors holding five year certificates in multiples of $10,000 may receive interest monthly. Unpaid interest is compounded semi-annually. Interest on Mortgage Participation Agreements is accrued from the date of issuance and is paid monthly.

Mortgage participation agreements are accounted for as secured borrowings with pledges of collateral because the agreements do not meet the definition of a sale of a financial asset under SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". See Note 13 for additional disclosures.


Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the methods of accounting for depreciation, amortization, start-up costs and installment sales for financial and tax-reporting purposes. The deferred taxes represent the estimated future tax consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Accelerated depreciation methods and shorter asset lives are used for tax reporting, and straight-line depreciation is used for financial statement reporting. The Company calculates deferred taxes under the provisions of SFAS No. 109 which provides for deferred tax assets and liabilities to be carried on the balance sheet at current tax rates.

Basic earnings (loss) per common share are calculated by dividing net income or net loss by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share are calculated by adjusting weighted average outstanding shares, assuming conversion of all potentially dilutive shares of Series A Convertible Preferred Stock.

The   Financial   Accounting   Standards   Board  has  issued   several   recent
pronouncements, none of which are expected to materially affect the financial statements of the Company:

SFAS No. 145, Recision of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections, effective for fiscal years beginning after May 15, 2002. The Statement eliminates an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.

SFAS No.146, Accounting for Costs Associated with Exit or Disposal Activities, effective for transactions initiated after December 31, 2002. This Statement improves financial reporting by requiring that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. The accounting for similar events and circumstances will be the same, thereby improving the comparability and representational faithfulness of reported financial information.

SFAS No. 147, Acquisition of Certain Financial Institutions, effective for transactions after October 1, 2002. The Statement removed acquisitions of financial institutions from the scope of Statement No. 72, "Accounting of Certain Acquisitions of Banking or Thrift Institutions," which permitted the recognition and subsequent amortization of any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. For a transaction that is a business combination, the Statement requires that the unidentifiable intangible asset acquired be recognized as goodwill and accounted for under Statement No. 142. The Statement also amended Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include in its scope long-term borrower-relationship intangible assets of financial institutions such as depositor-and- borrower-relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement No. 144 requires of other long-lived assets that are held and used.

SFAS No. 148, Accounting for Stock-Based Compensation, effective for fiscal years ending after December 15, 2002. The Statement amends Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. The Company has no stock-based compensation.

SFAS 149, Amendment of Statement on Derivative Instruments and Hedging Activities, effective for contracts entered into after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement improves financial reporting by requiring that contracts with comparable characteristics be accounted similarly.

SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity establishes standards for how an issuer classifies and measures certain financial instruments, including those that embody obligations to issue equity shares. The statement is effective for financial instruments entered into or modified after May 31, 2003.

FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirement for Guarantees, Including Indirect Guarantees of Indebtedness of Others, recognition and measurement is effective for transactions after December 31, 2002 and disclosure requirements are effective for fiscal years ending after December 15, 2002. The Interpretation improves disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee.

FASB Interpretation No. 46, Consolidation of Variable Interest Entities, is effective in all financial statements issued after January 31, 2003. The interpretation addresses conditions when consolidation may be required for variable interest entities where the equity investment is not sufficient to finance its activities without additional financial support from other parties, or the equity investors lack one or more of a controlling financial interest

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that are used.

Certain report classifications used in prior year financial statements have been reclassified to conform to current year presentation.

NOTE 2 - ACCOUNTING ENTITY CHANGE AND ERROR CORRECTION

The accompanying Consolidated Financial Statements for September 30, 2002 and the nine month period then ended include the accounts of Cornerstone Ministries Investments, Inc. and Wellstone Financial Group, LLC ("WFG"). The comparative statements for September 30, 2002 and the three and nine month periods then ended have been restated to include WFG as a wholly owned subsidiary rather than as an equity investment in an unconsolidated LLC. The effect of this change in reporting entity and error correction is to reduce net income by $101,154 (net of taxes) or $(.19) per share for the nine months ended September 30, 2002 because the Company did not previously record the net loss of WFG for the quarter ended September 30, 2002.

NOTE 3 - FIXED ASSETS

As of September 30, fixed assets include:                2003           2002
                                                       ---------      ---------
Office Condominiums                                    $ 792,659      $ 252,922
Office Computers, Furnishings, Software & Equipment      118,141         44,013
Vehicles                                                  37,730         37,730
Capital Lease - phone system                              17,710            -0-
Less: Accumulated Depreciation                           (78,859)       (32,478)
                                                       ---------      ---------
Fixed Assets, net                                      $ 887,381      $ 302,187

Depreciation expense - third quarter                   $  15,704      $  11,844
                        year-to-date                   $  40,079      $  20,306

NOTE 4 - COMMITMENTS AND RELATED PARTY TRANSACTIONS

Leases:

During 2003, the Company entered into a capital lease for a new phone system at the Company's headquarters. The lease was recorded at the asset's fair value and is being amortized over three years using the straight-line method. Interest expense is calculated based on the implied interest rate in the lease. The lease payment, including principal and interest, is $628 per month. Amortization expense was $1,476 and $0 for the three months, and $3,444 and $0 for the nine months ended September 30, 2003 and 2002, respectively. Interest expense was $652 and $0 for the three months, and $1,598 and $0 for the nine months ended September 30, 2003 and 2002, respectively.

Future minimum lease payments as of September 30, 2003:

October, 2003 - September, 2004              $  7,531
October, 2004 - September, 2005                  7,531
October, 2005 - September, 2006                  3,139
                                             ---------
                                                18,201
Less: interest portion                          (3,286)
                                             ---------
Capital lease obligation                     $  14,915

Related Party Transactions:

Effective July 1, 2003, the Company entered into a Personnel Services Agreement with Cornerstone Capital Advisors, Inc. ("CCA") to provide loan management, administration and accounting; investor relations; marketing; administration of computers and management information systems; photo copying and record maintenance; and, record keeping, bookkeeping and accounting after June, 2003. The Company is obligated to pay directly or reimburse actual expenses to be billed bi-weekly by CCA. The base for good performance is expected to be that all bond interest and other obligations are current and the common stock shareholders have received dividends equal to an annual rate of at least 10% on the price paid in a public offering for all the time the shares were outstanding. The factors above that base, and the amount of incentive compensation will relate to the director's judgment on the extent to which CCA's services will have contributed to the results. The maximum that the incentive compensation can be is 10% of the actual expenses billed to CCA for the prior 12 months. The agreement is for renewable one-year terms and it may be terminated by either party upon 60 days' written notice. It is anticipated that after 2003, the Company will not have any employees of its own and accordingly, CCA will be subject to the supervision of the Board of Directors. Two of the Company's directors serve on CCA's Board of Directors. For the three month period ended
September 30, 2003, the Company paid cash of $157,114 to CCA for personnel services, which is included in salaries, payroll taxes and benefits expenses on the accompanying Consolidated Statements of Income. No amounts are due to CCA by the Company as of September 30, 2003.

During 2003, the Company entered into a service agreement with Cornerstone Direct Public Offerings, LLC ("CDPO") to provide legal and administrative services for the Company's filing of two SB-2 Registration Statements with the Securities and Exchange Commission (see Note 12 for further details on the filings). Two of the Company's directors serve on the Board of Directors of CDPO's majority owner, Cornerstone Group Holdings, Inc. The service fee is $75,000 per filing payable in installments during the filing process. The final 10% is due when the registration is completed. For the three and nine month period ended September 30, 2003, the company paid cash of $135,000 to CDPO which is included in unamortized debt issue costs in the accompanying Consolidated Balance Sheets. An additional $15,000 will be payable to CDPO when the registration statements are completed.

NOTE 5 - REAL ESTATE LOANS

On September 30, 2003 and 2002, the Company had Real Estate Loans on church and other not-for-profit properties as follows:

                                               2003              2002
                                           ------------      ------------
      Family housing development loans     $ 24,033,592      $ 10,235,347
      Church mortgage loans                  13,977,012        14,587,361
      Senior housing mortgage loans           9,093,501         5,127,529
                                           ------------      ------------
      Total principal outstanding            47,104,105        29,950,237
      Accrued interest                          247,600           902,672
      Unearned loan fees                       (457,598)         (285,030)
      Allowance for loan losses                       0                 0
                                           ------------      ------------
      Total real estate loans, net         $ 46,894,107      $ 30,567,879

The loans mature as follows: 2003 - $19,302,347;  2004 - $26,600,317; 2005 - $0;
2006 - $0; 2007 - $0; 2008 &  thereafter  -  $1,201,441.  Loan  maturity  may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

Based on the terms of the loans, the Company allows borrowers with loans related to certain family housing and church properties to finance interest payments while the properties are in the development and construction phase of operations. See Note 1 for additional disclosures. For the year-to-date periods ended September 30, 2003 and 2002, the net interest payments financed were as follows:


                                                     2003           2002
                                                   ---------       --------
Current year interest financed                     $558,259        $611,875
Previous years' financed interest received         (456,861)            -0-
                                                   ---------       --------
Net financed interest                              $101,398        $611,875

As of September 30, 2003 and 2002, the Company had a significant concentration of credit risk in the following states:

                       2003             2002
                    -----------      -----------
Georgia             $22,989,858      $14,455,844
Florida             $ 9,325,140      $ 4,699,779

As of September 30, 2003, two loans, with a total carrying amount of $627,875 were considered impaired due to non payment of interest. No allowance for impairment loss has been recorded because the carrying amount of the loans are less than or equal to the present value of expected future cash flows or the fair value of the related collateral on the loans. No loans were considered impaired as of September 30, 2002. The weighted average investment in impaired loans for the nine month periods ended September 30, 2003 and 2002 was $632,274 and $0, respectively. Interest income recognized on impaired loans was $5,539 and $0 for the three months, and $15,203 and $0 for the nine months ending September 30, 2003 and 2002, respectively.

NOTE 6 - REAL ESTATE JOINT VENTURE INVESTMENTS

On  September  30, 2003 and 2002,  certain of the  Company's  mortgage  loans on
senior   housing   facilities  are  classified  as  real  estate  joint  venture investments, as follows:


        Location                            2003              2002
        --------                        ------------      ------------
        McKinney, TX                    $  3,033,191      $  2,312,982
        Largo, FL                                  0         2,795,454
        St. Petersburg, FL                 3,609,620         3,492,469
        Lewisville, TX                    10,091,529         8,473,618
        Garland, TX                        5,471,827                 0
        Chattanooga, TN                    3,448,256                 0
        San Antonio, TX                    8,314,718                 0
                                        ------------      ------------
        Total principal outstanding       33,969,141        17,074,523
        Accrued interest                     254,483            63,182
        Unearned loan fees                (1,761,870)         (642,500)
        Allowance for loan losses                  0                 0
                                        ------------      ------------
         Total                          $ 32,461,754      $ 16,495,205

The  loans  mature as  follows:  2003 -  $8,858,447;  2004 -  $25,110,694.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

The Company participates in the residual profits of these properties through loan participation agreements, which enable the Company to receive income from a borrower when a property in which the Company provided financing is sold or refinanced with another lender. The participation percentage for each property is between 25% and 33% of the borrower's gain.

In September, 2003, the Company received $1,220,277 in loan participation income from a borrower as a result of the borrower's sale of a senior housing facility in Largo, FL in which the Company held a real estate joint venture investment.

All loans accrue interest at 10% per year and except as noted below, `interest-only' payments are received monthly. The original loan terms are for one year with two, one year extensions at the Company's option. The Company charges a 10% loan origination fee which is financed and included in the loan principal balance.

In accordance with loan terms, the Company allows certain borrowers to finance interest payments while their facilities are in the construction or renovation phase of operations. See Note 1 for additional disclosures. For the year-to-date periods ended September 30, 2003 and 2002, the net interest payments financed were as follows:


                                                 2003            2002
                                               --------        --------
Current year interest financed                 $345,073        $ 37,348
Previous years' financed interest received          -0-             -0-
                                               --------        --------
Net financed interest                          $345,073        $ 37,348

The Company analyzes the underlying operations and collateral of each facility in which there is an outstanding loan by requiring independent appraisals every 12 to 18 months, by reviewing loan balances and comparing them to the established loan budgets, and by analyzing income and cash flow statements that are submitted by the borrowers. If it is determined that it is probable that the Company will be unable to collect all amounts due according to the contractual terms of a loan, the loan is considered impaired and a loan loss will be recognized to the extent the collateral's fair value is less than the current loan carrying amount. No real estate joint venture investments were considered impaired as of September 30, 2003 and 2002.


In 2003, the Company began selling Mortgage Participation ("MP") Agreements. The agreements are collateralized by specific senior housing joint venture investments owned by the Company and entitle the investor to a proportionate share of interest earned on the collateral. Refer to Note 13 for additional details.

Summarized  financial  information  for  individual  real estate  joint  venture
investments   which  are  greater  than  10%  of  the  Company's  total  assets:


Lewisville,  TX senior  housing  facility-        Income statement
Balance  sheet (as of September  30, 2003):       (for the nine months ended
                                                  September 30, 2003):
  Current assets                 $62,785            Total revenues   $2,138,632
  Fixed and other assets      $9,751,514            Net loss          ($300,056)
  Current liabilities           $176,389
  Non-current liabilities    $10,091,529

NOTE 7 -GOODWILL

The Company uses SFAS 142, "Goodwill and Other Intangible Assets". Goodwill associated with the Company's acquisition of Presbyterian Investor's Fund, Inc. ("PIF") is carried at $450,997 and is not subject to further amortization. Goodwill is tested for impairment at the end of each calendar year using a present value of expected future cash flows analysis to determine the fair value of Goodwill. As of December 31, 2002, Goodwill's fair value exceeded its carrying cost; therefore, no provision for impairment loss has been recorded as of September 30, 2003 and 2002. No additional goodwill was acquired or sold in 2003 and 2002.

NOTE 8 - UNAMORTIZED DEBT ISSUE COSTS

Unamortized debt issue costs consist of costs incurred to register the Company's debt securities and commissions paid or accrued on the sale of debt securities. The costs are amortized on a straight-line basis over the period the securities are outstanding, generally five years.

At September 30, Unamortized debt issue costs consist of:     2003         2002
                                                           ----------    ---------
Costs incurred to register the Company's debt securities  $   545,171    $ 427,697
Commissions paid on the sale of debt securities             2,188,522      788,936
Less: Accumulated Amortization, generally over 5 years       (880,223)    (405,269)
                                                           ----------    ---------
                                                           $1,853,470    $ 811,364

Amortization expense was $135,535 and $65,803 for the three months, and $338,859 and $209,096 for the nine months ended September 30, 2003 and 2002, respectively, and is included in marketing expenses in the accompanying Consolidated Statements of Income. Estimated amortization expense for the next five years:

Oct. 1, 2003 through Sept. 30, 2004 - $581,972
Oct. 1, 2004 through Sept. 30, 2005 - $444,213
Oct. 1, 2005 through Sept. 30, 2006 - $384,911
Oct. 1, 2006 through Sept. 30, 2007 - $334,267
Oct. 1, 2007 through Sept. 30, 2008 - $108,107

NOTE 9 - BOND HOLDINGS Bond holdings at September 30:

                                                                2003             2002
                                                             -----------      -----------
St. Lucie Co., FL Subordinated Revenue Bonds
              Maturity  7/1/2036                             $ 2,325,000      $ 2,325,000
              Maturity 10/1/2036                               2,700,000        2,700,000
Undivided 50% interest sold to investor                       (2,512,500)      (2,512,500)
                                                             -----------      -----------
Net investment in St. Lucie Co., FL Bonds                      2,512,500        2,512,500
Largo, FL Subordinated Revenue Bonds - matures 10/1/2033       2,500,000                0
Local Church Bonds, maturing 2003                                      0           58,750
                                                             -----------      -----------
Cost basis of bond holdings                                  $ 5,012,500      $ 2,571,250
Unrealized holding gains (losses)                                      0                0
                                                             -----------      -----------
Book value and fair value of bond holdings                   $ 5,012,500      $ 2,571,250
Accrued Interest Receivable                                      184,833          299,188
                                                             -----------      -----------
                           Totals                            $ 5,197,333      $ 2,870,438

The bonds are not traded on an exchange; however, management estimates, based on discounted expected cash flows, that the fair value of the individual securities approximated their original cost. Accordingly, no unrealized holding gains (losses) have been recorded.

Proceeds from the sale or maturity of bonds were $58,750 and $2,601,250 for the nine months ending September 30, 2003 and 2002, respectively. No realized gains or losses were recognized in 2003 and 2002. The Company uses the specific identification method to determine realized gains and losses.


In 2002, an opportunity to utilize a major investor's funds resulted in the sale of an undivided 50% interest in the St. Lucie County, Florida bonds for $2,512,500. The Company reinvested the funds from this sale in a loan, which management believes will provide greater long-term returns than the bonds. Since these bonds were classified as "held to maturity" securities, and the sale occurred for reasons not allowed under SFAS No. 115, all of the Company's bond holdings with a cost of $5,110,500 were transferred from "held to maturity" to "available for sale" securities. No realized or unrealized holding gains or losses were recognized as, when transferred, the cost of the bonds approximated their fair value. The Company is classifying all future bonds purchased as "available for sale" securities.


Tax-free interest income was $60,334 and $116,125 for the three months ended, and $175,372 and $349,179 for the nine months ended September 30, 2003 and 2002, respectively.

NOTE 10 - INCOME TAXES

The net deferred tax (liability) asset in the accompanying balance sheet includes the following components as of September 30, 2003 and 2002:

                                       2003           2002
                                     ---------      --------
Net deferred tax assets               $ 69,219      $358,417
Net deferred tax liabilities          (361,764)     (130,757)
Valuation allowance                          0             0
                                     ---------      --------
Net deferred tax (liability) asset   ($292,545)     $227,660

The deferred tax liabilities result from the use of accelerated depreciation methods for property and equipment and from sales using the installment method for tax accounting. The deferred tax asset results from tax versus financial reporting differences in the amortization of debt issue and start-up costs. The Company estimates that future taxable income will be sufficient to realize the net deferred tax asset; therefore, no valuation allowance was provided for as of September30, 2003 or 2002. During 2003, the Company's request with the Department of the Treasury to change its accounting method for loan fees to approximate its book treatment under SFAS Nos. 65 and 91was approved. As a result of this change, the Company amended its 2000 and 2001 federal and state income tax returns. The $286,953 in refunds requested is classified as refundable income taxes in the accompanying Consolidated Balance Sheets. In addition, the Company has a federal net operating loss carry forward of $481,154 and a Georgia net operating loss carry forward of $82,025. These net operating losses are generally available to offset future taxable income through December 31, 2017.

Components of income tax expense (benefit) for the periods ended September 30:

                            Current Quarter                Year-to-Date
                         2003           2002           2003           2002
                      ---------      ---------      ---------      ---------
Current: Federal      ($310,296)     ($102,811)     ($274,206)     ($102,811)
           State        (30,863)         1,651        (24,494)         1,651
Deferred: Federal       738,428        205,467        513,850         44,122
           State         92,560         18,204         52,928          4,848
                      ---------      ---------      ---------      ---------
                      $ 489,829      $ 122,511      $ 268,078      ($ 52,190)

Reconciliation of the Company's income tax expense (benefit) rate to statutory federal rates:
                                           Current Quarter    Year-to-date
                                            2003     2002     2003    2002
                                            ----     ----     ----    -----
Statutory federal rate                      35.0%    35.0%    35.0%    35.0%
Effect of graduated federal tax rates       (1.0%)   (1.0%)   (1.0%)   (1.0%)
State taxes, net of federal benefit          3.7%     3.7%     3.7%     3.7%
Effect of non-taxable bond interest income  (1.5%)   (9.7%)   (6.4%)  (68.5%)
Other, net                                  (1.6%)    2.1%    (2.4%)     .5%
Effective tax expense (benefit) rate        34.6%    30.1%    28.9%   (30.3%)
                                            ----     ----     ----    -----

The effect of non-taxable bond interest income decreased due to a decrease in non-taxable interest income (see Note 9) and an increase in the Company's pre-tax income.

NOTE 11 - CASH CONCENTRATION

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts in financial institutions. At September 30, 2003, the Company had cash in excess of insured limits totaling $5,110,747.

NOTE 12-INVESTOR CERTIFICATES

The Company has three types of investor certificates outstanding:

Access certificates have no stated maturity and are due on demand. The minimum investment amount is $100. The interest rate is determined by the board of directors on a quarterly basis. The directors may change the rate between quarters if market conditions warrant such a change. The current interest rate is 5%.

Graduated certificates can be redeemed yearly and have a five year maximum maturity. The minimum investment amount is $500. The interest rate is graduated based on the length of time that the certificate remains outstanding. Currently, the rate starts at 7% and is increased .5% for each year the certificate is outstanding with a 9% maximum rate.

Five year certificates have a five year term and a $500 minimum investment. The interest rate is 9%.

The certificates are not collateralized and no sinking fund for paying the certificates at maturity is required. All of the certificates have been registered with the Securities and Exchange Commission under the Securities Act of 1933.

Listed below are the certificates outstanding as of September 30, 2003 by interest rate and date of maturity:

5.0%           $ 2,539,071         2003 and on demand      $4,376,508
7.0%             4,422,368         2004                     5,671,876
7.5%             3,196,519         2005                     4,862,921
8.0%               218,379         2006                    10,815,667
9.0%            69,337,761         2007/Beyond             53,987,126
                                                          -----------
                                   Total principal        $79,714,098

As of September 30, 2003 and 2002, accrued interest payable was $4,407,961 and $2,109,038, respectively.

On February 21, 2003 Wellstone Communities, Inc., a wholly owned subsidiary, filed a Form SB-2 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission to sell up to $50,000,000 of its Series A Preferred Stock. Net proceeds from the offering are expected to be used to make and purchase loans secured by properties, start or acquire a bank and add to working capital.

On April 29, 2003 the Company filed a Form SB-2 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission to sell up to $40,000,000 of its Certificates of Indebtedness along with $11,375,000 of its Common Stock.

NOTE 13-MORTGAGE PARTICIPATION AGREEMENTS


In 2003, the Company began selling Mortgage Participation ("MP") Agreements. These MP Agreements have not been registered and therefore, are only available to accredited investors. The agreements are collateralized by specific senior housing loans owned by the Company and entitle the investor to a proportionate share of the interest earned on the collateral. Interest is paid monthly to the MP investors after the Company receives interest payments on the related collateralized loans. The agreements have no maturity date. Principal payments are made when the Company receives principal payments on the collateralized loans. Losses that the Company may incur on the collateralized loans are shared pro-rata with the MP Agreement holders. The Company has the right, but not the obligation, to redeem the MP agreements at any time. The MP investors do not have the right to sell or repledge their interest in the underlying collateral. Interest expense related to MP Agreements was $134,688 for the three months ended and $161,748 for the nine months ended September 30, 2003. The loans which collateralize MP Agreements earn 10% annual interest and `interest only' payments are due monthly. MP Agreement principal and interest outstanding and related collateral as of September 30, 2003:

                                                                      MP Amount       Total Collateral
Collateral Description                                               Outstanding      Carrying Amount
----------------------                                               -----------      ----------------
Loan to Senior Housing Services; senior housing facility,
  Lewisville, TX; matures 10/1/04 with a 1 year extension
  at the Company's option                                             $3,690,000        $9,602,211
Loan to Senior Housing Services; senior housing facility,
  Garland, TX; matures 12/1/03 with two, 1 year extensions
  at the Company's option                                              1,990,500        $5,267,031
Loan to Senior Housing Alternatives;  senior housing facility,
  Chattanooga, TN;   matures 6/30/04 with two, 1 year extensions
  at the Company's option                                                783,617        $3,121,946
                                                                       ---------
Total principal                                                        6,464,117
Accrued interest payable                                                  48,080
                                                                       ---------
                                                                      $6,512,197

The loans which collateralize the MP agreements are classified as real estate joint venture investments in the accompanying Consolidated Balance Sheets. The total carrying amount is equal to the loan's outstanding principal, plus accrued interest, less deferred loan fees as of September 30, 2003.

NOTE 14-LOAN GUARANTEES

At September 30, 2003 the Company was guarantor for a potential total of $31,689,000 of loans secured by retirement facilities owned by not-for-profit entities. Certain real estate joint venture investments and real estate acquisition and development loans in which the borrower chooses to secure outside financing may require a Company guarantee as a condition of the extension of the loan by the financial institution. The guarantee is solely limited to amounts drawn under credit facilities and only covers outstanding principal and accrued interest and terminates upon maturity and principal repayment. At September 30, 2003, actual amounts drawn and therefore guaranteed to a commercial bank totaled $26,859,176. The guaranteed loans will mature between May 31 and November 18, 2004. Only upon an uncured payment default and upon demand by the financial institution would the Company be required to perform under its guarantee obligations. The Company's recourse would be limited to repossession of the underlying collateral and subsequent resale of the facilities. All of the loan guarantees originated prior to December 31, 2002. As of September 30, 2003, all loans which had a guarantee were current and no loan guarantee obligation has been recognized in the financial statements.

NOTE 15 - PROFIT SHARING PLAN

During 2001, the Company established a Profit Sharing Plan for its employees. The Plan allows for entry into the plan after one year of service, and immediate vesting of contributed amounts. All contributions are to be made at the discretion of the Company after approval by the board of directors. For the nine months ended September 30, 2003 the Company has not elected to contribute.

NOTE 16 - BUILDING MORTGAGE

In connection with the acquisition of office space, the Company obtained a mortgage and pledged the real estate as collateral. The mortgage requires monthly payments of principle and interest totaling $2,068 including principal reductions and interest at 8.5%. The loan matures March 1, 2006 at which time a balloon payment of $158,637 will be required. Estimated principle reductions are- 2003- $1,498; 2004- $9,791; 2005- $10,658; 2006- $160,503.

NOTE 17 - SERIES A CONVERTIBLE PREFERRED STOCK

In 2001, the Company amended its Articles of Incorporation to provide for the issuance of up to 235,000 shares of Series A Convertible Preferred Stock. The shares do not accrue dividends unless such dividends are declared by the Board of Directors. The shares entitle the preferred shareholder to have one vote per share, presently equal to the voting rights of Common shareholders. Each share is convertible, after 3 years, into shares of Common Stock based on an adjustable formula.

During 2001, as part of the Company's formation and initial capitalization of Wellstone Financial Group, LLC ("WFG"), 500 preferred shares with a value of $500,000 were issued to WFG in return for a 100% ownership interest in WFG. Since WFG is included in these consolidated financial statements, the shares have been eliminated in consolidation. If the shares were converted at the balance sheet date herein, an additional 76,923 shares of Common Stock could be issued, however those shares would be eliminated in consolidation.

Subsequent to September 30, 2003, the Company's Board of Directors approved a plan to dissolve WFG and redeem all of the outstanding Series A Convertible Preferred Stock from WFG in exchange for the Company's ownership interest in WFG. The fair value of the Preferred Stock and the Company's ownership interest in WFG are both estimated at $500,000; therefore, no cash will be exchanged. After the plan is consummated, WFG will no longer be included in the Company's consolidated financial statements. This transaction will not have a material affect on the Company's financial position as WFG has no assets as of September 30, 2003 and no revenue during 2003.

NOTE 18 - EARNINGS PER SHARE

Basic earnings per share have been calculated as follows:  Current Quarter   Year-to-Date
                                                           ---------------   ------------
2002             Net Income                                   $284,466        $ 223,975
----                 Average Common Shares Outstanding         529,943          529,499
                     Earnings per Common Share                   $0.54            $0.42
2003             Net Income                                   $923,905        $ 658,725
----      Average Common Shares Outstanding                    520,260          522,240
          Earnings per Common Share                              $1.78            $1.26

Diluted earnings per share are the same as basic earnings per share because there are no shares of Series A Convertible Preferred Stock outstanding after elimination of the shares owned by Wellstone Financial Group, LLC (a 100% owned subsidiary) in these consolidated financial statements. Other than the Series A Convertible Preferred Stock, there are no other potentially dilutive securities, stock options or warrants outstanding.

NOTE 19 - MAJOR CUSTOMERS

The Company received more than 10% of its total revenue for the three and nine months ended September 30, 2003 from the following customers:

                                       Current Quarter             Year-to-Date
                                   Amount              %         Amount         %     Description of Revenue Received
                                 ----------          -----     ----------     -----   --------------------------------

Senior Housing Services, Inc.    $2,558,812          63.7%     $4,198,007     51.8%   Interest, fees & loan
                                                                                        participation income from real
                                                                                        estate joint venture investments
Wellstone Housing Corp.             491,667          12.2%      1,431,698     17.7%   Interest and fees from family housing
                                 ----------          -----     ----------     -----     and development loans
                                 $3,050,479          75.9%     $5,629,705     69.5%

The major customers are not related parties. Neither organization directly or indirectly controls, is controlled by, or is under common control of the Company. There is no common ownership interest, officers or directors and the Company does not have the power to direct or significantly influence the management or operating policies of these customers.

                         [BACK COVER OF THE PROSPECTUS]


Until ______________, 2004 (90 days after the date of this prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The Registrant's Articles of Incorporation, Article VII, provide that none of its directors shall be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or other duty as a director, except as liability is required by the Georgia Business Corporation Code or other applicable law. The Registrant's Bylaws, Article VI, require the Registrant to indemnify officers or directors who were wholly successful in the defense of any proceeding to which they were parties because they were officers or directors. This mandatory indemnification is against reasonable expenses they incurred in the proceeding. The Registrant is permitted to indemnify officers and directors, and to pay their reasonable defense expenses, except in such cases as those involving conduct that was unlawful or in bad faith. Permission must come from a majority of disinterested directors or shareholders.

Georgia Business Corporation Code, Sections 14-2-851 through 14-2-859, in summary, allows a Georgia corporation to indemnify an individual who is a party to a proceeding because he or she is or was an officer or director against liability incurred in the proceeding if:

(1) Such individual conducted himself or herself in good faith; and (2) Such individual reasonably believed:

     (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

     (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

     (C) In any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

The determination to indemnify may be made by (1) a majority of the disinterested directors, if there are at least two of them, (2) by a special legal counsel or (3) by a majority of the disinterested shareowners. The corporation may not indemnify an officer or director under the Code sections:

 (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the officer or director has met the relevant standard of conduct under this Code section; or

 (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

The corporation is required to indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was an officer or director of the corporation against reasonable expenses incurred in connection with the proceeding. The corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by an officer or director if he or she delivers to the corporation an affirmation of having met certain standards of conduct or an undertaking to repay funds advanced. The officer or director may also apply to a court for indemnification or advance for expenses.

These provisions in the Registrant's articles and bylaws, and the Georgia Business Corporation Code, may permit indemnification to directors, officers or persons controlling the Registrant for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows, assuming the maximum offering amount is sold:

       Securities and Exchange Commission filing fee            $  4,750
       Blue sky fees and expenses                                  8,000
       Accountant's fees and expenses                             13,500
       Legal and administrative services                          75,000
       Printing and Edgar filer                                    5,000
       Postage and other delivery media                            5,000
       Marketing expenses, including travel                        5,000
       Miscellaneous                                               3,750
                                                                --------
            Total                                               $120,000
              (The Registrant will bear all these expenses.)

Item 26.  Recent Sales of Unregistered Securities.

(a) The following information is given for all securities that the Registrant sold within the past three years without registering the securities under the Securities Act.


               Date                               Title                       Amount
               ----                               -----                       ------
(1) December 15, 2001                  500 shares of preferred stock         $500,000
(2) May 15,2003 to January 15, 2004    mortgage participation agreements   $6,162,500

    (b) (1) Shares were sold to one sophisticated person, who had access to the Registrant's financial and operating information and to its officers and directors. No underwriters were used.

    (2) Mortgage participation agreements were sold by Wellstone Securities, LLC to 19 of its customers.

(c) (1) In exchange for the shares, the Registrant acquired all of the equity ownership in a limited liability company.

    (2) The mortgage participation agreements were sold for $6,162,500 cash. Total commissions of $184,875 were paid.

(d) (1) The Registrant claims exemption from registration under Section 4(2) of the Securities Act of 1933. The facts relied upon to make the exemption available are that the sale was to one sophisticated individual owner of the business acquired.

    (2) The Registrant claims exemption from registration under Section 4(2) of the Securities Act of 1933. The facts relied upon to make the exemption available are that the sales were to 19 persons, all of whom were accredited investors as defined in Section 2(a)(15) of the Securities Act and Rule 215 of that Act, with such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment.


Item 27.  Exhibits

Exhibits listed below are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B.

      Exhibit
     Number                                    Description

         1.1*  Sales Agency Agreement with Wellstone Securities LLC

         1.3*  Purchase Agreement, for sales of certificates

         1.4*  Purchase Agreement, for sales of shares

         5* Opinion and consent of counsel with respect to the certificates and common stock being registered

         10.1* Registrant's  engagement  letter with  Cornerstone  Direct Public
               Offerings LLC

         10.2* Wellstone  Communities  Inc.'s engagement letter with Cornerstone
               Direct  Public  Offerings  LLC

         15    Letter on unaudited interim financial information

         23.1  Consent  of  Robert  N.  Clemons,   CPA,  PA,   Certified  Public
               Accountant

         23.2* Consent of Counsel (reference is made to Exhibit 5)

     *   Exhibit previously filed.

 Item 28.  Undertakings.

(a)      The Registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) Reflect  in the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the registration statement; and

                (iii)Include any additional or changed  material  information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the federal Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Pre-effective Amendment No. 9 to Registration Statement to be signed on its behalf by the undersigned, in Cumming, Georgia, on March 3, 2004.


                               CORNERSTONE MINISTRIES INVESTMENTS, INC. (Issuer)

                                By  S/ CECIL A. BROOKS
                                ---------------------------------
                                Cecil A. Brooks, Chief
Executive Officer

       Each person whose signature appears below appoints Cecil A. Brooks,  John
T. Ottinger, or either of them, his or her attorney-in-fact, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement on Form SB-2 of Cornerstone Ministries Investments, Inc., and to file them, with all their exhibits and other related documents, with the Securities and Exchange Commission, ratifying and confirming all that their attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of this appointment.

     In accordance with the requirements of the Securities Act of 1933, this pre-effective amendment no. 8 to registration statement was signed by the following persons in the capacities and on the dates stated.

                 Signature                                    Title                                         Date
                 ---------                                    -----                                         ----
   S/CECIL A. BROOKS                                 Chief Executive Officer, President and           March 3, 2004
--------------------------------------------         Chairman of the Board of Directors
   Cecil A. Brooks

   S/JOHN T. OTTINGER                                Vice President, Chief Operating Officer          March 3, 2004
--------------------------------------------         Secretary, Treasurer and Director
   John T. Ottinger                                  (Principal financial and accounting officer)


   S/TAYLOR MCGOWN*                                  Director, Vice Chairman                          March 3, 2004
--------------------------------------------

   Taylor McGown

   S/HENRY R. DARDEN*                                Director                                         March 3, 2004
--------------------------------------------
   Henry Darden

   S/IRVING B. WICKER*                               Director                                         March 3, 2004
--------------------------------------------

   Irving B. Wicker

* By S/JOHN T. OTTINGER                                                                               March 3, 2004
     ----------------------------------------

         John T. Ottinger, attorney-in-fact